UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Post Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 12, 2008

Dear Shareholder:

We cordially invite you to attend the 2008 Annual Meeting of Shareholders of Post Properties, Inc. to be held on Thursday, October 16, 2008, at 2:00 p.m. local time at our offices, One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, GA 30327.

The items of business are listed in the following Notice of Annual Meeting of Shareholders and are more fully addressed in the Proxy Statement.

Please sign, date and return your proxy card in the enclosed envelope or vote by telephone or over the Internet to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend.

On behalf of your board of directors, thank you for your continued support and interest in Post Properties, Inc.

Sincerely,

Robert C. Goddard, III
Chairman of the Board

POST PROPERTIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 16, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Post Properties, Inc. will be held at the Company’s offices, One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, GA 30327 on Thursday, October 16, 2008, at 2:00 p.m. local time, for the following purposes:

(1) to elect nine directors for a one-year term,

(2) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2008,

(3) to approve the Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan, and

(4) to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only the holders of record of common stock of Post Properties, Inc. at the close of business on September 8, 2008 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment or postponement of the Annual Meeting. A list of shareholders as of the close of business on September 8, 2008 will be available at the Annual Meeting of Shareholders for examination by any shareholder, his agent or his attorney.

Your attention is directed to the Proxy Statement provided with this Notice.

By Order of the Board of Directors,

Sherry W. Cohen
Executive Vice President
and Corporate Secretary

Atlanta, Georgia
September 12, 2008

Your vote is important. Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed proxy and return it promptly in the enclosed envelope, which does not require any postage if mailed in the United States. You also may vote your shares over the Internet or by telephone as described on your proxy card. If you are a shareholder of record and you attend the Annual Meeting, you may revoke the proxy and vote your shares in person. If you are a beneficial owner and you have a legal proxy to vote your shares, you may vote in person at the Annual Meeting.

POST PROPERTIES, INC.
One Riverside
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327-3057

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 16, 2008

GENERAL INFORMATION

The 2008 Annual Meeting of Shareholders (Annual Meeting) of Post Properties, Inc. (Post Properties or the Company) will be held on Thursday, October 16, 2008, at the Company’s offices, One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, GA 30327, beginning promptly at 2:00 p.m. local time. The enclosed form of proxy is solicited by our board of directors. We anticipate that this Proxy Statement and the accompanying proxy card will first be mailed to holders of our common stock on or about September 12, 2008.

Why am I receiving this Proxy Statement and proxy card?

You are receiving a Proxy Statement and proxy card from us because you own shares of our common stock. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint David P. Stockert and Sherry W. Cohen as your representatives at the Annual Meeting. Mr. Stockert and Ms. Cohen will vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to sign, date and return your proxy card, vote by telephone or vote over the Internet in advance of the Annual Meeting just in case your plans change.

If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Mr. Stockert and Ms. Cohen will vote your shares, under your proxy, at their discretion.

What is the record date?

The record date is set for September 8, 2008. Only holders of record of common stock as of the close of business on this date will be entitled notice of and to vote at the Annual Meeting.

How many shares are outstanding?

As of the record date, we had 44,125,777 shares of common stock outstanding in addition to 292,917 outstanding partnership units in Post Apartment Homes, L.P., which are exchangeable for shares of common stock on a one-for-one basis. Only shares of common stock outstanding as of the record date will be eligible to vote at the Annual Meeting. Each holder of common stock on the record date is entitled to one vote for each share of common stock held.

What am I voting on?

You are being asked to vote on the following:

•	the election of nine directors for a one-year term,

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2008, and

•	the approval of the Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan, which includes the related performance measures as set forth in the Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan and an extension of the life of the plan to October 16, 2018.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to the matters being voted upon.

How do I vote?

If you are a registered shareholder, meaning that your shares are registered in your name, you have four voting options. You may vote:

•	over the Internet at the web address shown on your proxy card (if you have access to the Internet, we encourage you to vote in this manner),

•	by telephone through the number shown on your proxy card,

•	by signing your proxy card and mailing it in the enclosed prepaid and addressed envelope, or

•	by attending the Annual Meeting and voting in person.

Please follow the directions on your proxy card carefully.

Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

If your shares are held in “street name” through a broker, bank or other nominee, please refer to the instructions they provide regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank or other nominee. Street name holders may vote in person only if they have a legal proxy to vote their shares as described below.

What if I return my proxy card but do not provide voting instructions?

If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the nine named director nominees, FOR the ratification of the appointment of the independent registered public accountants and FOR the approval of the Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan.

Can all shareholders vote in person at the Annual Meeting?

We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you must bring with you a legal proxy from your broker, bank or other nominee authorizing you to vote such shares in order to vote in person at the Annual Meeting. Please note that if you request a legal proxy, any previously submitted proxy will be revoked and your shares will not be voted unless you attend the Annual Meeting and vote in person or appoint another proxy to vote on your behalf.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with the transfer agent and/or with a broker, bank or other nominee. You will need to vote separately with respect to each proxy card. Please vote all of the shares you own.

What if I change my mind after I return my proxy card?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	voting again over the Internet or by telephone prior to 12:00 a.m., Eastern Time, on October 16, 2008,

•	signing and returning another proxy card with a later date,

•	voting in person at the Annual Meeting, or

•	giving written notice to the Corporate Secretary of Post Properties.

Please note that street name holders cannot vote in person at the Annual Meeting unless they have a legal proxy.

How many votes do you need to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, we must have a quorum, which means that a majority of our outstanding shares of common stock as of the record date must be present at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you:

•	vote over the Internet or by telephone,

•	properly submit a proxy card (even if you do not provide voting instructions), or

•	attend the Annual Meeting and vote in person.

Will my shares be voted if I do not sign and return my proxy card, vote over the Internet, vote by telephone or vote in person at the Annual Meeting?

If you are a registered shareholder, meaning that your shares are registered in your name, and you do not vote by using the Internet, by telephone, by signing and returning your proxy card or by voting in person at the Annual Meeting, then your shares will not be voted and will not count in deciding the matters presented for consideration in this Proxy Statement.

If your shares are held in street name and you do not vote your shares, your broker, bank or other nominee may vote your shares on your behalf under certain circumstances.

On certain “routine” matters, including the election of directors and the ratification of the appointment of the independent registered public accountants described in this Proxy Statement, brokerage firms have authority under New York Stock Exchange (or NYSE) rules to vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted for or against the routine matter.

On “non-routine” matters, such as the approval of the Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan, if the brokerage firm has not received instructions from the shareholder, the brokerage firm cannot vote the shares on that proposal.

When a brokerage firm does not have the authority to vote its customer’s shares or does not exercise its authority, these are referred to as “broker non-votes.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting.

How are votes counted?

For “Proposal 1 — Election of Directors,” you may vote for all nominees, withhold from all nominees or withhold from individual nominees. For “Proposal 2 — Ratification of the Appointment of the Independent Registered Public Accountants,” you may vote for, against or abstain from voting on the proposal. For “Proposal 3 — Approval of the Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan,” you may vote for, against or abstain from voting on the proposal.

What if I sign my proxy card but do not provide voting instructions?

If you just sign your proxy card with no further instructions, your shares will be counted as a vote FOR each director nominee, FOR the ratification of the appointment of the independent registered public accountants and FOR the approval of the Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have no effect on the outcome of the vote.

How many votes are needed to elect directors?

Directors are elected by a plurality vote. As a result, the nine director nominees receiving the highest number of for votes will be elected as directors.

In 2006, we adopted a Policy on Majority Voting. The policy sets forth our procedures if a nominee is elected but receives a majority of withheld votes. In an uncontested election, any nominee for director who receives a greater number of votes withheld from his or her election than votes for such election is required, within five days, to tender his or her resignation. Our Nominating and Corporate Governance Committee is required to make a recommendation to the board of directors with respect to the resignation. The board of directors is required to take action with respect to this recommendation and to disclose its decision-making process. The policy is more fully described under the caption “Corporate Governance — Policy on Majority Voting.”

How many votes are needed to approve the proposal to ratify the appointment of the independent registered public accountants?

Under Georgia law, for the proposal to pass, the for votes cast at the Annual Meeting must exceed the against votes cast at the Annual Meeting.

How many votes are needed to approve the Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan?

Under Georgia law, for the proposal to pass, the for votes cast at the Annual Meeting must exceed the against votes cast at the Annual Meeting.

What happens if a director nominee is unable to stand for election?

The board of directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies will be voted FOR the substitute nominee. Proxies cannot be voted for more than nine director nominees at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our Annual Report on Form 10-K for the year ending December 31, 2008. We will file that report with the Securities and Exchange Commission (or SEC), and you can get a copy from:

•	our website at www.postproperties.com by clicking on the Investors Relations link, followed by the SEC Filings tab,

•	the SEC’s website at www.sec.gov,

•	the SEC at (800) SEC-0330, or

•	our Corporate Secretary at Post Properties, Inc., One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327-3057.

Who will pay for the costs of soliciting proxies?

We will bear the costs of soliciting proxies. In an effort to have as large a representation at the Annual Meeting as possible, one or more of our employees, in certain instances, may personally make special solicitations of proxies either by telephone or mail. We also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to the beneficial owners of our common stock. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mail, by telephone or by personal calls. The anticipated cost of the services of Innisfree M&A Incorporated is $12,000 plus expenses.

How can I obtain a copy of the 2007 annual report to shareholders and the Annual Report on Form 10-K for the year ended December 31, 2007?

Our annual report to shareholders for the year ended December 31, 2007, which includes our Annual Report on Form 10-K for the year ended December 31, 2007, accompanies this Proxy Statement. However, the annual report forms no part of the material for the solicitation of proxies.

This report may be accessed through our website at www.postproperties.com by clicking on the Investor Relations link, followed by the Financial Reports tab. In addition, our Annual Report on Form 10-K for the year ended December 31, 2007, including all amendments thereto, is available from the SEC’s website at www.sec.gov. At the written request of any shareholder who owns common stock as of the close of business on the record date, we will provide, without charge, additional copies of our Annual Report on Form 10-K, as amended, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible shareholders, we will provide copies of the exhibits for a reasonable fee. Requests for copies of our Annual Report on Form 10-K should be mailed to:

Post Properties, Inc.
One Riverside
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327-3057
Attention: Corporate Secretary

How do I obtain directions to attend the Annual Meeting and vote in person?

Directions to the Annual Meeting are located on our website at www.postproperties.com by clicking on the Investor Relations link followed by the 2008 Proxy Materials tab.

Important Notice regarding the Availability of Proxy Materials for the Annual Meeting to be held on October 16, 2008.

The Proxy Statement and Annual Report to security holders are available on our website at www.postproperties.com.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our bylaws provide that at least three and no more than fifteen directors shall constitute the full board of directors. Currently, our board of directors consists of nine members. The term of each of Robert C. Goddard, III, Douglas Crocker II, David P. Stockert, Herschel M. Bloom, Walter M. Deriso, Jr., Russell R. French, Charles E. Rice, Stella F. Thayer and Ronald de Waal expires at the 2008 Annual Meeting and until their respective successor is elected and qualified.

Upon the recommendation of our independent Nominating and Corporate Governance Committee, the board of directors has nominated incumbent directors Robert C. Goddard, III, Douglas Crocker II, David P. Stockert, Herschel M. Bloom, Walter M. Deriso, Jr., Russell R. French, Stella F. Thayer and Ronald de Waal to stand for re-election at the Annual Meeting and to hold office until our 2009 Annual Meeting of Shareholders and until his or her successor is elected and qualified. Additionally, upon the recommendation of our independent Nominating and Corporate Governance Committee and pursuant to an agreement with a shareholder described below, the board of directors has nominated David R. Schwartz to stand for election at the Annual Meeting and to hold office until our 2009 Annual Meeting of Shareholders and until his successor is elected and qualified.

In accordance with our Corporate Governance Guidelines, Mr. Rice is not eligible to stand for re-election since he is 72 years of age.

The following list sets forth the names of the nominees for director and contains certain biographical information, including a brief description of principal occupation and business experience during at least the past five years, directorships of companies presently held, and certain other information. This information has been furnished by the respective individuals.

Nominees for Election

Robert C. Goddard, III has been a director of Post Properties since May 2002 and Chairman of the Board since February 2003. Since July 2000, Mr. Goddard has been Chairman and Chief Executive Officer of Goddard Investment Group, LLC, a commercial real estate investment firm focusing in the Atlanta, Dallas, Houston, Denver and Miami markets. From 1988 to December 2000, Mr. Goddard served as Chairman and Chief Executive Officer of the NAI/Brannen Goddard Company, a real estate firm. Mr. Goddard is 53 years old.

Douglas Crocker II has been a director of Post Properties since May 2004 and Vice Chairman of the Board since August 2008. Mr. Crocker is a partner of DC Partners, LLC, a position he has held for more than the past five years. Mr. Crocker has been a partner of Transwestern Multifamily Partners since 2006. From 1993 until 2002, Mr. Crocker served as Trustee, President and Chief Executive Officer of Equity Residential Properties Trust, a real estate investment trust focusing on apartment communities. He served as Vice Chairman of the Board of Trustees of Equity Residential from January 2003 through May 2003. In addition to serving on a number of nonprofit boards, Mr. Crocker also is a director of REIS, Inc., Ventas, Inc. and Acadia Realty Trust. Mr. Crocker is 68 years old.

David P. Stockert has been a director of Post Properties since May 2002. Since July 2002, Mr. Stockert has been President and Chief Executive Officer of Post Properties. From January 2001 to June 2002, Mr. Stockert served as Post Properties’ President and Chief Operating Officer. From July 1999 to October 2000, Mr. Stockert was Executive Vice President of Duke Realty Corporation, a publicly traded real estate company. From June 1995 to July 1999, Mr. Stockert was Senior Vice President and Chief Financial Officer of Weeks Corporation, also a publicly traded real estate company that was a predecessor by merger to Duke Realty Corporation. Mr. Stockert is 46 years old.

Herschel M. Bloom has been a director of Post Properties since May 1994. Since April 2008 Mr. Bloom has been Senior Counsel in the law firm of King & Spalding LLP. Prior to April 2008, Mr. Bloom was a partner with King & Spalding LLP, a position he held for more than the past five years. Mr. Bloom is 65 years old.

Walter M. Deriso, Jr. has been a director of Post Properties since May 2004. Mr. Deriso currently serves as Chairman of the Board of Atlantic Capital Bancshares, Inc. and of its subsidiary, Atlantic Capital Bank, a commercial banking and financial services company. From 1997 to February 2005, Mr. Deriso served as Vice Chairman of Synovus Financial Corp., a diversified financial services company. Mr. Deriso also served as Chairman of the Board of Security Bank and Trust Company of Albany, a subsidiary of Synovus, through July 2006. Mr. Deriso is 62 years old.

Russell R. French has been a director of Post Properties since July 1993. Mr. French is currently a special limited partner of Moseley & Co. VI, LLC and has held this position since 2007. Mr. French was previously a member of Moseley & Co. III and a partner of Moseley & Co. II, positions he had held for more than the past five years. In addition, Mr. French has been a member of MKFJ-IV, LLC since 1998 and a member of Moseley & Co. V, LLC since 2000. Each of Moseley & Co. III, MKFJ-IV, LLC and Moseley & Co. V, LLC is the general partner of a venture capital fund. Mr. French is 63 years old.

David R. Schwartz is the Co-Founder and Managing Member of Waterton Associates L.L.C, a private equity real estate investment firm. Prior to forming Waterton in 1995, Mr. Schwartz was a Vice President of Acquisitions for Equity Residential Properties Trust. Mr. Schwartz is a member of the Executive Committee and Board of Directors of the National Multi Housing Council, NAHB Multifamily Leadership Board, and is a member of The Economic Club and The Urban Land Institute. Mr. Schwartz is Immediate Past President of the University of Chicago Children’s Hospital Pediatric AIDS auxiliary and is a member of the Visiting Committee of the Department of Biological Sciences at the University of Chicago and a Central Board Member of the Jewish Community Centers of Chicago and a member of the Young Presidents Organization Chicago Chapter. Mr. Schwartz is 44 years old.

Stella F. Thayer has been a director of Post Properties since September 2005. Ms. Thayer is currently, and has been for more than the past five years, an attorney and shareholder of the law firm of Macfarlane Ferguson & McMullen. She is also the President, Treasurer and a director of Tampa Bay Downs, Inc., a member of the Florida Council of 100, on the Board of Trustees of the University of South Florida Foundation and on the Board of Advisors of Columbia Law School. Ms. Thayer is 67 years old.

Ronald de Waal has been a director of Post Properties since May 2000. Mr. de Waal is Chairman of the Board of WE International b.v., a Netherlands corporation, which operates fashion specialty stores in Belgium, the Netherlands, Switzerland, Germany and France, and has held this position since 1983. Mr. de Waal is also Chairman of Ronus Inc., an Atlanta-based real estate company which develops and manages mixed-use real estate properties. Mr. de Waal is also a director of Saks Incorporated. Mr. de Waal is 56 years old.

Agreement with Pentwater

On August 4, 2008, the Company entered into an agreement (Agreement) with Pentwater Capital Management LP and Pentwater Growth Fund Ltd., on behalf of themselves and certain affiliates (collectively, Pentwater), pursuant to which Pentwater agreed to irrevocably withdraw its previous notice of nomination of candidates for election as directors at the Annual Meeting. Pursuant to the Agreement, the Company and Pentwater agreed that David R. Schwartz will stand for election as a nominee of the board of directors at the Annual Meeting and that, in addition, all of the incumbent directors, other than Mr. Rice who has reached the mandatory retirement age, will stand for re-election to the board of directors at the Annual Meeting. The Company and Pentwater also agreed that as promptly as practicable after the date of the Agreement, they will seek to identify a new “independent” director (New Director and together with Mr. Schwartz, the Designees) to be appointed or elected to the board of directors. The individual identified by Pentwater to serve as the New Director was not selected and, therefore, pursuant to the Agreement, the Company will identify, as promptly as is reasonably practicable, a qualified individual to serve as the New Director, which New Director shall be reasonably acceptable to Pentwater. The Company and Pentwater have agreed to use their reasonable efforts to identify the New Director prior to October 31, 2008. As of the date of this Proxy Statement, the New Director has not been identified.

Pentwater, by written notice furnished to the Company no later than February 15, 2009 (2009 Nomination Notice), may require that either or both of the Designees be nominated by the board of directors to stand for re-election as directors at the Company’s 2009 Annual Meeting of Shareholders (2009 Annual Meeting), in which event the Company shall include such nominee(s) on the board of director’s slate of nominees at such meeting.

Pentwater has agreed to publicly support and recommend that the Company’s shareholders vote for the election of the agreed upon slate of nominees at the Annual Meeting and to vote all of its shares in favor of the election of each of the nominees for director at the Annual Meeting. In addition, Pentwater agreed not to engage in any solicitation of proxies or consents, or advise, encourage or influence any person with respect to the voting of any shares of the Company’s common stock prior to or at the Annual Meeting. Pentwater has also agreed that it will not solicit the Company’s shareholders for the approval of any shareholder proposals or encourage any person to initiate any such shareholder proposal in connection with the Annual Meeting. If Pentwater furnishes the Company with a 2009 Nomination Notice, Pentwater’s obligations as set forth in this paragraph also will apply with respect to the 2009 Annual Meeting.

The Agreement further provides that Mr. Crocker will continue to serve as the Vice Chairman of the Board and will continue to be the Chairman of the Strategic Planning and Investment Committee of the board of directors. Mr. Crocker will continue to serve in such positions until at least the 2009 Annual Meeting so long as he remains on the board of directors.

The Agreement also provides that if both Designees are serving as members of the board of directors, each Designee shall be offered membership on at least two of the following committees of the board of directors: the Strategic Planning and Investment Committee, the Audit Committee, the Executive Compensation and Management Development Committee and the Nominating and Corporate Governance Committee and at least one of the Designees shall be offered membership on the Strategic Planning and Investment Committee. If only one Designee is serving on the board of directors, such Designee shall be offered membership on the Strategic Planning and Investment Committee and one of the other three committees identified above.

The Company agreed to reimburse Pentwater for its reasonable and documented out-of-pocket expenses incurred in connection with its nomination of directors to the board of directors and the negotiation of the Agreement, in an aggregate amount not to exceed $100,000. Pentwater subsequently informed the Company that the aggregate amount of such expenses was $84,918.90, and the Company has reimbursed Pentwater for such expenses.

The board of directors recommends a vote FOR the nine director nominees.

CORPORATE GOVERNANCE

Committees of the Board of Directors

Audit Committee.  The Audit Committee currently consists of Messrs. Deriso, French and Rice and Ms. Thayer. The board of directors has determined that Mr. French, the current committee chairman, qualifies as an “audit committee financial expert” within the meaning of SEC rules and regulations. All committee members are independent as defined in applicable SEC and NYSE rules and under the director independence standards specified in our Corporate Governance Guidelines. During 2007, the committee held seven meetings. The committee chairman also held other meetings with management and/or our independent registered public accounting firm during the year.

The Audit Committee is responsible for, among other things:

•	directly appointing, retaining, evaluating, compensating and terminating our independent registered public accounting firm,

•	discussing with our independent registered public accounting firm their independence from management,

•	reviewing with our independent registered public accounting firm the scope and results of their audit,

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm,

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC, and

•	reviewing and monitoring our accounting principles, accounting policies and financial and accounting controls.

Executive Compensation and Management Development Committee.  The Executive Compensation and Management Development Committee currently consists of Messrs. Deriso, French and Rice and Ms. Thayer. Mr. Rice currently serves as chairman. All committee members are independent as defined in applicable SEC and NYSE rules and under the director independence standards specified in our Corporate Governance Guidelines. During 2007, the committee held six meetings.

The Executive Compensation and Management Development Committee is responsible for, among other things:

•	annually reviewing and approving our goals and objectives for executive compensation,

•	annually reviewing and approving for the Chief Executive Officer and the other senior executives (1) the annual base salary level, (2) the annual cash incentive opportunity level, (3) the long-term incentive opportunity level, and (4) any special or supplemental benefits or perquisites,

•	reviewing and approving employment agreements, severance arrangements and change of control agreements for the senior executive officers, as appropriate,

•	making recommendations and reports to the board of directors concerning matters of executive compensation,

•	administering our executive incentive plans,

•	making recommendations to the board of directors concerning matters of director compensation, and

•	reviewing compensation plans, programs and policies.

See Compensation Discussion and Analysis for a description of the processes and procedures of the Executive Compensation and Management Development Committee and for additional information regarding the Executive Compensation and Management Development Committee’s role and management’s role in determining compensation for executive officers and directors.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee currently consists of Messrs. Crocker, Deriso, Goddard, and Rice. Mr. Deriso currently serves as chairman. All committee members are independent as defined in applicable SEC and NYSE rules and under the director independence standards specified in our Corporate Governance Guidelines. During 2007, the committee held three meetings. The committee chairman also held other meetings with management and/or our outside advisors during the year.

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	seeking potential candidates to be considered for election to the board of directors,

•	recommending potential candidates for election to the board of directors,

•	reviewing corporate governance matters, and

•	making recommendations to the board of directors concerning the structure and membership of board committees.

Strategic Planning and Investment Committee.  The Strategic Planning and Investment Committee currently consists of Messrs. Bloom, Crocker, Goddard and de Waal. Mr. Crocker currently serves as chairman. During 2007, the committee held seven meetings.

The Strategic Planning and Investment Committee is responsible for, among other things:

•	developing a multi-year strategic business plan with our Chief Executive Officer and other executive officers and reviewing such plan annually,

•	evaluating and overseeing development, dispositions, acquisitions and certain investments on behalf of the Company, and

•	reviewing and recommending to the board of directors approval of certain types of transactions on behalf of the Company and its subsidiaries.

Committee Charters and Corporate Governance Guidelines

The charters of each of the Audit Committee, the Executive Compensation and Management Development Committee, the Nominating and Corporate Governance Committee and the Strategic Planning and Investment Committee and our Corporate Governance Guidelines may be accessed on our website at www.postproperties.com by clicking on the Investor Relations link, followed by the Corporate Governance tab, and are available in print upon request from our Corporate Secretary.

Codes of Business Conduct and Ethics

We have a Code of Business Conduct, which is applicable to all directors and employees, including our executive and financial officers. There is a separate Code of Ethics for Senior Executive and Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and persons performing similar functions. The Code of Business Conduct and the Code of Ethics are available on our website at www.postproperties.com by clicking on the Investor Relations link followed by the Corporate Governance tab. Any amendments to, or waivers of, the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waiver.

Selection of Director Nominees

General Criteria and Process

In identifying and evaluating director candidates, the Nominating and Corporate Governance Committee does not set specific criteria for directors. Under its charter, the committee is responsible for determining desired board skills and attributes and must consider personal and professional integrity, ability, judgment and other factors deemed appropriate. As expressed in our Corporate Governance Guidelines, we generally believe that candidates should show evidence of leadership in their particular field, have broad experience and the ability to exercise sound business judgment, possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. Directors also must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the board of directors for an extended period of time. The committee may retain a third-party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement.

Shareholder Nominations

We have not adopted a specific policy regarding consideration of director nominees from shareholders. Shareholders who wish to recommend nominees for consideration by the Nominating and Corporate Governance Committee may submit their nominations in writing to our Corporate Secretary at the address provided in this Proxy Statement. The committee may consider such shareholder recommendations when it evaluates and recommends nominees to the board of directors for submission to the shareholders at each annual meeting.

In addition, shareholders may nominate directors for election without consideration by the Nominating and Corporate Governance Committee by complying with the eligibility, advance notice and other provisions of our bylaws. Under our bylaws, a shareholder is eligible to submit a shareholder nomination if the shareholder is (1) of record based on the record date for determining shareholders entitled to vote at the Annual Meeting and (2) of record on the date the shareholder gives notice of the nomination to us. The shareholder also must provide timely notice of the nomination to us. To be timely, the shareholder must provide advance notice not less than 90 nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting, regardless of any postponements, deferrals or adjournments of that annual meeting to a later date, provided however, if and only if the annual meeting is not scheduled to be held within a period that commences 25 days before such anniversary date and ends 25 days after such anniversary date, such shareholder’s notice must be delivered by the tenth day following the day on which the date of the annual meeting is publicly disclosed or notice of the date of the annual meeting was mailed, whichever occurs first. Pursuant to the Agreement, we have agreed with Pentwater that the 2009 Annual Meeting will be held not later than June 30, 2009. As a result, the 2009 Annual Meeting will not be held within a period that commences 25 days before the anniversary date of this Annual Meeting and ends 25 days after such anniversary date.

Policy on Majority Voting

In 2006, we adopted a policy on majority voting in the election of directors. Pursuant to this policy, in an uncontested election of directors, any nominee who receives a greater number of votes withheld from his or her election than votes for his or her election will, within five days following the certification of the shareholder vote, tender his or her written resignation to the chairman of the board for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider the resignation and, within 45 days following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the board of directors concerning the acceptance or rejection of the resignation.

In determining its recommendation to the board of directors, the Nominating and Corporate Governance Committee will consider all factors deemed relevant, including:

•	the stated reason or reasons why shareholders who cast withhold votes for the director did so,

•	the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the board of directors as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on the Audit Committee in such capacity), and

•	whether the director’s resignation from the board of directors would be in the Company’s best interests and the best interests of our shareholders.

The Nominating and Corporate Governance Committee also will consider a range of possible alternatives concerning the director’s tendered resignation as the members of the Nominating and Corporate Governance Committee deem appropriate, including:

•	acceptance of the resignation,

•	rejection of the resignation, or

•	rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Nominating and Corporate Governance Committee to have substantially resulted in the withheld votes.

Under the policy, the board of directors will take formal action on the recommendation no later than 75 days following the date of the shareholders’ meeting. In considering the recommendation, the board of directors will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and any additional information, factors and alternatives as the board of directors deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the board of directors’ decision within four business days after the decision is made. The board of directors will also provide a full explanation of the process by which the decision was made and, if applicable, the board of directors’ reason or reasons for rejecting the tendered resignation.

Director Independence

As part of our Corporate Governance Guidelines, we have established director independence standards which are set forth on Appendix A. Our director independence standards meet or exceed the requirements of SEC rules and regulations and the NYSE listing standards.

As required by the Corporate Governance Guidelines, the board of directors reviewed and analyzed the independence of each director and director nominee. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the board of directors and its committees. During this review, the board of directors examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships.

As a result of this review, the board of directors affirmatively determined that the following directors and nominee are independent for purposes of serving on the board of directors and meet the requirements set forth in our director independence standards: Messrs. Goddard, Crocker, Bloom, Deriso, French, Rice, Schwartz and de Waal and Ms. Thayer. The board of directors further determined that all members of the Audit Committee, Executive Compensation and Management Development Committee and Nominating and Corporate Governance Committee are independent. Mr. Stockert is not considered independent because he is an executive officer of the Company. Herschel M. Bloom, one of our directors, was a partner in the law firm of King & Spalding LLP during 2007. King & Spalding LLP provided legal services to us during fiscal 2007. Fees for these legal services represented less than 2% of King & Spalding LLP’s revenues during the last three fiscal years. The amounts did not exceed the limits set forth in our director independence standards or in the NYSE’s corporate governance rules. In concluding that Mr. Bloom is independent, the board of directors considered these factors and determined that Mr. Bloom’s relationship with the Company was immaterial and would not influence Mr. Bloom’s exercise of independent judgment as a director.

Meetings of the Board of Directors

During 2007, our board of directors held nine meetings. All directors attended 75% of the aggregate of all board of directors and committee meetings on which he or she served in 2007. Directors are encouraged, but not required, to attend the annual shareholders meeting. All directors who were directors at the time of the 2007 annual shareholders meeting attended the meeting.

Executive Sessions of Non-Management Directors

Pursuant to the Corporate Governance Guidelines, Robert C. Goddard, III, our non-executive chairman of the board, presides at regularly scheduled executive sessions of our non-management directors.

Director Compensation

We pay our non-employee directors fees for their services as directors. Prior to February 13, 2007, our non-employee directors were entitled to receive:

•	an annual retainer of $25,000 for each non-employee director,

•	a board of directors meeting attendance fee of $1,500 per meeting for each non-employee director,

•	a committee meeting attendance fee of $1,000 per meeting (including “chairman-only” meetings) for each non-employee director,

•	an additional annual retainer for the Audit Committee chairman of $7,500,

•	an additional annual retainer of $2,500 for the chairmen of the Executive Compensation and Management Development Committee, the Nominating and Corporate Governance Committee and the Strategic Planning and Investment Committee,

•	an annual grant of options to purchase 2,500 shares of common stock at an exercise price equal to 100% of the closing price of the common stock on the NYSE on the grant date to each non-employee director who has served on the board of directors for more than one year, as of December 31 of such year, with such shares vesting one-third each year over a three-year period beginning on the grant date,

•	an annual grant of the number of shares of restricted stock equal to $15,000 divided by the closing price of the common stock on the NYSE on the grant date to each non-employee director who has served on the board of directors for more than one year, as of December 31 of such year, with such shares vesting one-third each year over a three-year period beginning on the grant date, and

•	on the date of each new non-employee director’s initial appointment to the board of directors, a grant of (1) options to purchase 5,000 shares of common stock at an exercise price equal to 100% of the closing price of the common stock on the NYSE on the grant date and (2) the number of shares of restricted stock equal to $7,500 divided by the closing price of the common stock on the NYSE on the grant date, with both the stock options and restricted stock vesting one-third each year over a three-year period beginning on the grant date.

In lieu of the foregoing, the non-executive chairman was entitled to an annual retainer of $100,000 and consideration for target annual grants of options to purchase 50,000 shares of common stock at an exercise price equal to 100% of the closing price of the common stock on the NYSE on the grant date and shares of restricted stock with a grant-date present value of $200,000. The stock options and restricted stock vest one-third each year over a three-year period beginning on the grant date.

In February 2007, based upon the recommendations of the Executive Compensation and Management Development Committee, the board of directors made the following changes to the compensation structure for non-employee directors, effective as of February 13, 2007:

•	eliminated “chairman-only” meeting fees,

•	increased the committee chair retainer to $20,000 for the Audit Committee chair and $7,500 for other committee chairs,

•	eliminated equity awards upon a director’s initial election,

•	changed the annual grants made on December 31 of each year to restricted stock with a grant-date prevent value of $60,000 vesting one-third each year over a three-year period beginning on the grant date (directors with at least one year of service will receive the full grant, while directors with less than one year of service will receive a pro-rated grant), and

•	changed the number of annual options to be considered for granting to the non-executive chairman of the board from options to purchase 50,000 shares of common stock to the number of options with a grant-date present value of $200,000.

The other aspects of the compensation structure (annual cash retainer, meeting fees, and annual cash retainer and targeted restricted stock award for our non-executive chairman of the board) were maintained.

In general, equity awards to non-employee directors vest in connection with a change of control or upon reaching mandatory retirement age.

The total amount paid to each non-employee director is set forth in the 2007 Director Compensation Table beginning on page 46.

Mandatory Retirement for Directors

In accordance with our Corporate Governance Guidelines, no director may stand for election or re-election after the director’s 72nd birthday.

Communications with the Board of Directors

The board of directors has adopted a policy and process to facilitate communications with our directors as a group and our non-management directors as a group. Shareholders and interested parties who wish to communicate directly with the board of directors may do so by writing to Post Properties, Inc., One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327-3057, Attn: Corporate Secretary, or by sending electronic mail to directors@postproperties.com. The Corporate Secretary will forward all such communications to directors.

COMMON STOCK OWNERSHIP BY MANAGEMENT
AND PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of shares of common stock as of August 31, 2008 for:

•	our directors and nominee for director,

•	our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers calculated in accordance with SEC rules and regulations (collectively the Named Executive Officers or NEOs), and

•	our directors, nominee for director and executive officers as a group.

The table below also sets forth the beneficial ownership of shares of common stock for each shareholder that holds more than a 5% interest in our outstanding common stock.

Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and dispositive power.

	Number		Number of
	of Shares		Exercisable		Percent of
Name of Beneficial Owner(1)	Owned		Options(2)	Total	Class(3)

Directors and Executive Officers:
Herschel M. Bloom	18,778	(4)	22,499	41,277	*
Douglas Crocker II	22,984	(5)	7,499	30,483	*
Walter M. Deriso, Jr.	18,330	(6)	7,499	25,829	*
Russell R. French	32,300	(7)	22,499	54,799	*
Robert C. Goddard, III	295,290	(8)	242,885	538,175	1.2%
Charles E. Rice	31,859	(9)	25,000	56,859	*
David R. Schwartz	5,000	(10)	0	5,000	*
Stella F. Thayer	9,357	(11)	5,833	15,190	*
Ronald de Waal	151,097	(12)	13,725	164,822	*
David P. Stockert	136,557	(13)	525,690	662,247	1.5%
Christopher J. Papa	35,180	(14)	65,897	101,077	*
Thomas D. Senkbeil	65,454	(15)	287,562	353,016	*
Thomas L. Wilkes	74,808	(16)	226,380	301,188	*
Sherry W. Cohen	25,521	(17)	190,937	216,458	*
All directors, director nominees and executive officers as a group (15 persons)	931,631		1,665,613	2,597,244	5.7%
Five Percent Shareholders:
Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, Barclays Global Investors (Deutschland) AG(18)	2,325,130			2,325,130	5.3%

	Number	Number of
	of Shares	Exercisable		Percent of
Name of Beneficial Owner(1)	Owned	Options(2)	Total	Class(3)

Deutsche Bank AG, Deutsche Bank AG, London Branch(19)	2,304,800		2,304,800	5.2%
Deutsche Bank AG, RREEF America, LLC, Deutsche Investment Management Americas(20)	4,587,000		4,587,000	10.4%
ING Groep N.V.(21)	2,606,729		2,606,729	5.9%
Morgan Stanley(22)	5,948,967		5,948,967	13.5%
Prospector Partners, LLC(23)	2,547,000		2,547,000	5.8%
Security Capital Research & Management Incorporated(24)	4,685,110		4,685,110	10.6%
The Vanguard Group, Inc.(25)	2,839,531		2,839,531	6.4%
Arthur Wrubel and John Khoury the managing members of Wesley Capital Management, LLC(26)	3,892,407		3,892,407	8.8%

*	Less than 1%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Includes options that become exercisable on or before October 30, 2008.

(3)	Based on an aggregate of 44,125,777 shares issued and outstanding as of August 31, 2008. Assumes that all options beneficially owned by the person are exercised for shares of common stock. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised for shares of common stock.

(4)	Includes 3,166 shares held in the Deferred Compensation Plan.

(5)	Includes 5,736 shares held in the Deferred Compensation Plan. Also includes 650 shares of common stock beneficially owned indirectly through a supplemental retirement plan.

(6)	Includes 6,076 shares held in the Deferred Compensation Plan.

(7)	Includes 18,072 shares held in the Deferred Compensation Plan. Of shares reported, 5,615 have been pledged.

(8)	Includes 18,689 shares held in the Deferred Compensation Plan. Also includes 7,000 shares of common stock deemed beneficially owned by Mr. Goddard through GIG REIT Fund #1 and 12,000 shares of common stock deemed held through the Goddard Foundation, in which Mr. Goddard has no pecuniary interest.

(9)	Includes 13,481 shares held in the Deferred Compensation Plan.

(10)	Represents shares held by the David R. Schwartz Revocable Trust of which Mr. Schwartz is the sole trustee.

(11)	Includes 3,469 shares held in the Deferred Compensation Plan.

(12)	Includes 10,019 shares held in the Deferred Compensation Plan. Also includes 112,700 shares of common stock deemed beneficially owned by Mr. de Waal through his control of certain corporations.

(13)	Includes 758 shares held in the Company’s 401(k) plan. Also includes 37,520 shares held by Mr. Stockert’s spouse, of which 32,726 shares are held in a margin account for which there is an outstanding margin balance.

(14)	Includes 299 shares held in the Company’s 401(k) plan.

(15)	Includes 299 shares held in the Company’s 401(k) plan.

(16)	Includes 948 shares held in the Company’s 401(k) plan. Of shares reported, 50,593 shares are held in a margin account for which there is an outstanding margin balance.

(17)	Includes 1,206 shares held in the Company’s 401(k) plan. Also includes 400 shares of common stock held by Ms. Cohen’s spouse.

(18)	As of December 31, 2007. Based solely upon information provided in a Schedule 13G filed with the SEC on February 6, 2008. Represents shares of common stock beneficially owned by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG, that are deemed to form a group for Schedule 13G reporting purposes. The business address for Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105. The business address for Barclays Global Investors, LTD is 1 Royal Mint Court, London, EC3N 4HH. The business address of Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan. The business address of Barclays Global Investors Canada Limited is Brookfield Place 161 Bay Street Suite 2500, P.O. Box 614, Toronto, Canada, Ontario M5J 2S1. The business address of Barclays Global Investors Australia Limited is Level 43, Grosvenor Place, 225 George Street, P.O. Box N43, Sydney, Australia NSW 1220. The business address of Barclays Global Investors (Deutschland) AG is Apianstrasse 6, D-85774 Unterfohring, Germany.

The voting or dispositive power for each beneficial owner is as follows:

	Sole	Shared	Sole	Shared
Beneficial Owner	Voting Power	Voting Power	Dispositive Power	Dispositive Power

Barclays Global Investors, NA	1,092,493	—	1,357,698	—
Barclays Global Fund Advisors	940,601	—	940,601	—
Barclays Global Investors, LTD.	6,162	—	6,162	—
Barclays Global Investors Japan Trust and Banking Company Limited	—	—	—	—
Barclays Global Investors Japan Limited	20,669	—	20,669	—
Barclays Global Investors Canada Limited	—	—	—	—
Barclays Global Investors Australia Limited	—	—	—	—
Barclays Global Investors (Deutschland) AG	—	—	—	—

(19)	As of December 31, 2007. Based solely upon information provided in a Schedule 13G filed with the SEC on February 6, 2008. Represents the securities beneficially owned by the Corporate and Investment Banking business group and the Corporate Investments business group of Deutsche Bank AG and its subsidiaries and affiliates. Deutsche Bank AG and Deutsche Bank AG London Branch have sole dispositive and voting power with respect to all the shares. The business address of Deutsche Bank AG is Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany.

(20)	As of May 30, 2008. Based solely upon information provided in a Schedule 13G filed with the SEC on June 5, 2008. Represents the securities beneficially owned by the Private Clients and Asset Management business group of Deutsche Bank AG and its subsidiaries and affiliates. Deutsche Bank AG owns beneficially 4,587,000 shares of common stock, of which it has sole voting power with respect to 2,215,475 shares and sole dispositive power with respect to 4,587,000 shares. RREEF America, LLC owns beneficially 4,571,000 shares of common stock, of which it has sole voting power with respect to 2,199,475 shares sole dispositive power with respect to 4,571,000 shares. Deutsche Investment Management Americas owns beneficially 16,000 shares of common stock and has sole voting and dispositive power with respect to all the shares. The business address of Deutsche Bank AG is Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany.

(21)	As of December 31, 2007. Based solely upon information provided in a Schedule 13G/A filed with the SEC on February 14, 2008. ING Groep N.V. owns beneficially 2,606,729 shares of common stock. Of these shares, 2,600,629 shares are held by indirect subsidiaries of ING Groep N.V. in their role as a discretionary manager of client portfolios and 6,100 shares are held by indirect subsidiaries of ING Groep N.V. in their role as a trustee. The business address of ING Groep N.V. is Amstelveenseweg 500, 1081 KL Amsterdam, The Netherlands.

(22)	As of December 31, 2007. Based solely upon information provided in a Schedule 13G/A filed with the SEC on February 14, 2008. Morgan Stanley is filing solely in its capacity as the parent company of, and indirect beneficial owner of common stock held by, Morgan Stanley Investment Management Inc. (MSIM). Morgan Stanley owns beneficially and indirectly 5,948,967 shares of common stock, of which it has sole voting power with respect to 3,943,503 shares, shared voting power of 152 shares and sole dispositive power of 5,948,967 shares. MSIM beneficially owns 4,788,902 shares of common stock, of which it has sole voting power of 3,065,801 shares, shared voting power of 152 shares and sole dispositive power of 4,788,902 shares. The business address for Morgan Stanley is 1585 Broadway, New York, New York 10036. The business address for MSIM is 522 Fifth Avenue, New York, New York 10036.

(23)	As of December 31, 2007. Based solely upon information provided in a Schedule 13G filed with the SEC on February 14, 2008. Prospector Partners, LLC has sole voting and dispositive power with respect to 786,900 shares of common stock and shared voting and dispositive power with respect to 760,000 shares. The business address of Prospector Partners, LLC is 370 Church Street, Guilford, CT 06437.

(24)	As of August 29, 2008. Based solely upon information provided in a Schedule 13G filed with the SEC on September 9, 2008. Security Capital Research & Management Incorporated owns beneficially 4,685,110 shares of common stock, of which it has sole voting power with respect to 3,053,070 shares and sole dispositive power with respect to 4,685,110 shares. The business address for Security Capital Research & Management Incorporated is 10 South Dearborn Street, Suite 1400, Chicago, Illinois 60603.

(25)	As of December 31, 2007. Based solely upon information provided in a Schedule 13G/A filed with the SEC on February 12, 2008. The Vanguard Group, Inc. owns beneficially 2,839,531 shares of common stock, of which it has sole voting power with respect to 53,980 shares and sole dispositive power with respect to 2,839,531 shares. The business address for The Vanguard Group, Inc. is 100 Vanguard Blvd, Malvern, Pennsylvania 19355.

(26)	As of December 31, 2007. Based solely upon information provided in a Schedule 13G/A filed with the SEC on February 13, 2008. Represents shares of common stock held in the account of three private investment funds and one management account (Funds). Wesley Capital Management, LLC (Wesley) serves as investment manager and advisor of the Funds. Arthur Wrubel and John Khoury are the managing members of Wesley. Wesley, Wrubel and Khoury have shared voting and dispositive power with respect to all the shares. The business address for Wesley, Wrubel and Khoury is 717 Fifth Avenue, 14th Floor, New York, NY 10022.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Philosophy

Our mission is to deliver superior satisfaction and value to our residents, associates and investors. Our vision is to be the first choice in quality multi-family living. Our core values include: performance and accountability, honesty and integrity, innovation, quality, service and teamwork. To achieve our business strategies, it is critical that we are able to attract, retain, and motivate highly talented individuals at all levels who are committed to our mission, vision and values.

Our compensation programs, for executives and non-executives alike, are designed with our mission, vision and values in mind. Through our compensation programs, we strive to achieve the following objectives:

•	foster a high performance culture that appropriately motivates our associates,

•	link compensation to the achievement of our strategic and financial objectives,

•	drive shareholder value creation, and

•	attract and retain high-caliber talent.

Total compensation for our executives is oriented more toward incentive pay components rather than base salary, as we believe that the majority of our executives’ total compensation should be “at risk.” Target compensation opportunities are generally established at the market median of comparable Real Estate Investment Trusts, or REITs. In general, we believe that median levels of competitive pay are warranted when we achieve our internal targets, and when we perform at the median relative to our peers. Actual compensation may be above or below the targeted level, based on our actual performance against a combination of corporate and business unit/leadership measures. We have not guaranteed our executives any minimum cash incentive or equity incentive payments, and in the event of poor performance, executives could receive no incentive compensation for the year.

Named Executive Officers for 2007

Our Named Executive Officers include our Chief Executive Officer, our Chief Financial Officer, and the three other most highly compensated executive officers ranked by their total compensation. For 2007, our NEOs include Mr. David P. Stockert, President and Chief Executive Officer; Mr. Christopher J. Papa, Executive Vice President and Chief Financial Officer; Mr. Thomas D. Senkbeil, Executive Vice President and Chief Investment Officer; Mr. Thomas L. Wilkes, Executive Vice President and President, Post Apartment Management; and Ms. Sherry W. Cohen, Executive Vice President and Corporate Secretary.

Executive Compensation and Management Development Committee Procedures

The Executive Compensation and Management Development Committee (the Committee) of the board of directors is responsible for:

•	annually reviewing and approving our goals and objectives for executive compensation,

•	annually reviewing and approving for the NEOs (1) annual base salary levels, (2) annual cash incentive opportunity levels, (3) long-term incentive opportunity levels, and (4) special or supplemental benefits or perquisites (if any),

•	annually approving actual annual cash incentive and shareholder value plan payouts,

•	reviewing and approving employment agreements, severance arrangements and change of control agreements for the senior executive officers, as appropriate,

•	making recommendations and reports to the board of directors concerning matters of executive compensation,

•	administering our executive incentive plans, including equity plans, and

•	reviewing compensation plans, programs and policies.

Compensation Consultant

Since 2006, the Committee has engaged Frederic W. Cook & Co. (Cook) as its independent compensation consultant to advise the Committee with respect to compensation program design, the components of our executive compensation programs, and amounts to be paid to our NEOs. Cook also advises the Committee with respect to the design of our compensation program for non-employee directors, and provides the Committee with information on executive compensation trends and best practices. In addition, Cook assisted in preparing the executive compensation sections of this Proxy Statement, including this Compensation Discussion and Analysis. All of Cook’s work is done at the direction of or on behalf of the Committee. Although the Committee considers the advice of its independent consultant, the Committee has the final decision-making authority with respect to all elements of compensation.

Role of Executive Officers in the Compensation Process

Our Chief Executive Officer provides his assessment of the individual performance achievement of the executives who report to him. This individual performance assessment determines a portion of annual incentive compensation for each executive, and impacts decisions on long-term incentive grants. In addition, our Chief Executive Officer provides input on salary increases and increases to incentive compensation opportunities for executives, with the close involvement of the Senior Vice President, Human Resources. The Committee considers these recommendations when determining salary increases, awarding incentive compensation and setting incentive opportunities for the coming year. In addition, our Chief Financial Officer analyzes the financial implications of various executive compensation plan designs.

Annual Review of Executive Compensation

In the fall of 2006, the Committee engaged Cook to conduct a comprehensive review of our executive compensation program design and structure. As part of this review, Cook provided a competitive analysis of the impact of our equity compensation programs on earnings and shareholder dilution. The results of the review along with Cook’s preliminary recommendations were presented and discussed with the Committee in November 2006.

With regard to competitive compensation benchmarking, it is our practice to conduct a competitive compensation benchmarking analysis of our Section 16 officers every year and to conduct a competitive compensation analysis for the broader group of executives (approximately 25-30 individuals) every other year. Pursuant to this practice:

•	In the fall of 2006, the Committee engaged FPL Associates to provide competitive compensation benchmarking data for 28 Company executives, 22 of whom, including our NEOs, formed our Management Committee. Competitive compensation data were collected from two public REIT peer groups: an “Asset-Based” group and a “Size-Based” group. The Asset-Based peer group included eleven public multi-family REITs. The Size-Based peer group included twelve public REITs, in a variety of asset classes, of similar size to the Company in terms of market and total capitalization. In addition, a private developer peer group was used for selected development positions, and non-real estate compensation information was provided for selected corporate positions. These peer groups were selected by FPL Associates with input from management.

•	In the fall of 2007, the Committee engaged Cook to provide a competitive benchmarking analysis of the compensation levels of our top six (Section 16) executive officers. Cook used the same two REIT peer groups that were established for the 2006 study. The results of this benchmarking exercise were reviewed with the Committee and used to set 2008 compensation levels.

For our NEOs, we focus on the public REIT data, as we believe these companies have the most comparable positions. The REIT peer groups used in the 2006 and 2007 studies included the following REITs:

Asset-Based Peer Group	Size-Based Peer Group

Apartment Investment & Mgt. Co.	Alexandria Real Estate Equities
Archstone-Smith Trust	Corporate Office Properties Trust
Associated Estates Realty Corp.	Cousins Properties Incorporated
AvalonBay Communities, Inc.	Equity One, Inc.
BRE Properties	FelCor Lodging Trust Incorporated
Camden Property Trust	First Industrial Realty Trust
Colonial Properties Trust	Lexington Corporate Properties Trust
Essex Property Trust	Mid-America Apartment Communities
Home Properties, Inc.	Nationwide Health Properties, Inc.
Mid-America Apartment Communities	Pennsylvania Real Estate Investment Trust
UDR, Inc.	Realty Income Corporation
Washington Real Estate Investment Trust

Based on the results of the 2007 study, the data indicated the following:

•	As compared to the Asset-Based peer group, the data indicated that total direct compensation levels (base salary plus annual bonuses, plus the grant-date present value of long-term incentives) for our NEOs were generally below the market median, significantly so for Messrs. Stockert and Papa.

•	As compared to the Size-Based peer group, the data indicated that total direct compensation levels for Messrs. Stockert and Wilkes were below the 25th percentile, and for the other NEOs were generally at or above the median.

Each year, management compiles the peer group data for the Committee and prepares compensation tally sheets for each member of the Management Committee. The tally sheets summarize, by individual executive, a two-year history of compensation paid, proposed compensation for the current year, and proposed target compensation for the upcoming year. For comparison purposes, competitive median compensation levels from both peer groups, where available, are either included in the tally sheets or reviewed with the Committee by Cook. The tally sheets also detail each executive’s long-term incentive awards since 2001 and the applicable vesting dates. In 2007, the tally sheets also included a sensitivity analysis of the aggregate value of these awards at various stock prices.

The proposed 2007 compensation amounts included on the tally sheets are initially determined based on the target compensation opportunities set forth at the beginning of the year and an assessment of Company and individual performance for each executive. The CEO proposes the compensation amounts for the current year for executives other than himself, and the Committee sets forth a proposed compensation amount for the CEO as a starting point for discussion. The proposed compensation targets for 2008 are initially determined with reference to the competitive market data (we target the competitive median), as well as historical adjustments to each executive’s earnings opportunity, the relationship between executives (internal pay equity), and a subjective assessment of individual performance and future potential. At the request of the Committee, Cook reviews the information compiled by management and provides competitive data and guidance with respect to interpretation of the competitive data and emerging market trends that may impact the initially proposed amounts.

The tally sheets and management’s proposals were presented and discussed at the January 25, 2008 Committee meeting. No decisions were made at this meeting; rather, the purpose of this meeting was to allow the Committee to develop an understanding of the information presented and the rationale for each recommendation, and to engage in meaningful dialogue. One significant area of discussion among management, the Committee, and Cook was the way in which long-term incentive compensation values earned for 2007 performance should be delivered, in light of our initiation of a formal process to pursue a possible business combination.

During the week of January 28, 2008, the Committee chair discussed the proposals with other members of the Committee and with Cook. At the January 31, 2008 meeting, the Committee approved incentive compensation awards with respect to 2007 performance, base salaries for 2008, and incentive compensation targets for 2008. Base salaries and other compensation awards for 2007 and 2008 targets are discussed in more detail below.

Compensation Elements

Our executive compensation program has the following elements:

•	base salary,

•	annual cash incentives,

•	long-term cash and equity incentives, and

•	benefits and limited perquisites.

Base Salary

Our base salary program is designed to provide a secure amount of cash compensation that is competitive with salaries of executives at the peer group REITs outlined above. Our base salaries are generally targeted at market median, but may be higher or lower than market median based on considerations including individual performance over time, experience level and each individual’s role and responsibilities in the organization. In some cases, base salaries are also set by employment agreements negotiated in connection with recruiting or retaining a senior executive.

Base salaries are not subject to any automatic annual cost of living or similar adjustments, and are increased only at the Committee’s discretion. In making its decisions about annual salary increases, the Committee takes into account the executive’s performance, our overall financial performance and changes in the competitive marketplace. The Committee considers a number of factors when evaluating individual performance, including the executive’s contribution to:

•	generating favorable financial performance,

•	achieving the objectives set forth in our strategic plan,

•	promoting our values,

•	improving product and service quality,

•	developing strong relationships with residents, suppliers and employees, and

•	demonstrating leadership abilities.

Despite the fact that Mr. Stockert’s base salary was below the market median, the Committee decided that his salary increase percentage should be in the same range as percentage increases for other employees of the Company (1-3% for 2007 and 3-4% for 2008). The competitive review indicated that base salaries for the other Named Executive Officers were generally in the median range. The Committee decided to provide adjustments between 0.8% and 2.9% for 2007 and between 3.5% and 3.7% for 2008 for these executives. These increases were the result of the process described above.

The table below summarizes the 2006, 2007 and 2008 base salaries for each NEO.

	2006	2007	%	2008	%
NEO	Salary(1)	Salary	Increase	Salary	Increase

David P. Stockert	$397,200	$405,000	2.0%	$420,000	3.7%
Christopher J. Papa	$322,200	$330,000	2.4%	$342,000	3.6%
Thomas D. Senkbeil	$372,200	$375,000	0.8%	$388,000	3.5%
Thomas L. Wilkes	$337,200	$340,000	0.8%	$352,000	3.5%
Sherry W. Cohen	$272,200	$280,000	2.9%	$290,000	3.6%

(1)	2006 salary includes $7,200 auto allowance, which was eliminated in 2007.

Annual Cash Incentives

The purpose of the annual cash incentive plan is to provide at-risk cash compensation contingent upon achieving annual corporate and individual objectives. The plan is structured to foster teamwork among the executive officers, to focus efforts on corporate results that directly impact shareholders and to link individual performance to our strategic plan.

Our annual incentive plan promotes our pay-for-performance philosophy through the use of our “Partners in Performance” framework. Through this framework we communicate to our senior management specific annual corporate and business unit/leadership performance goals based on our strategic plan, and reward them if they achieve those goals.

•	Allocation Between Corporate and Business Unit/Leadership Performance. For 2007, corporate performance determined 80% of the Chief Executive Officer’s annual incentive opportunity, and 40% of annual incentive opportunity for other NEOs, with business unit/leadership performance determining the balance. The Committee chose to have a higher portion of the Chief Executive Officer’s annual incentive opportunity determined by corporate performance, because the Committee believes that the Chief Executive Officer should have most, if not all, of his annual incentive opportunity tied to the performance of the Company as a whole. For other NEOs, the Committee chose to have a higher percentage allocated to business unit/leadership performance, to focus these executives on their specific areas of responsibility, in addition to focusing them on overall corporate performance.

•	Corporate Financial Measure. In 2007, Funds from Operations (FFO)[1] per share was the primary corporate performance measure. Target FFO per share for 2007 was $2.025, which corresponded to our internal budgets and goals. Achievement of between 98% and 102% of the target FFO per share goal pays 100% of target. FFO per share achieved in 2007 was $2.00, which was within the target range.

1 We use the National Association of Real Estate Investment Trusts (NAREIT) definition of FFO. FFO is defined by NAREIT as net income available to common shareholders determined in accordance with GAAP, excluding gains (or losses) from extraordinary items and sales of depreciable property, plus depreciation of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO is a supplemental non-GAAP financial measure. For a further discussion of FFO and a reconciliation of net income available to common shareholders to FFO, refer to pages 48 through 49 of our Form 10-K filed on February 29, 2008.

	2007 FFO	% of Target
	per Share	FFO/Share	% of Target
	Goal	Performance	Payout

Threshold	$1.823	90%	50%
Target Range	$1.985-$2.066	98%-102%	100%
Maximum	$2.126	105%	150%

The Committee intends to continue to use FFO per share as the primary corporate performance measure for 2008, with the target expected to correspond to our internal budget, because it believes that this measure is the most reflective of our short-term operating performance. It is also the metric that potential and current investors use to measure our profitability against other REITs and to make decisions about investments in our common stock. As announced on January 23, 2008, the board of directors authorized management to initiate a formal process to pursue a business combination or other sale transaction and to seek proposals from potentially interested parties that ultimately concluded without a sale in June 2008. As a result, the Committee has yet to set the target FFO per share goal for 2008.

•	Business Unit/Leadership Measures. Specific business unit/leadership goals are established for each executive. With respect to executives other than himself, the CEO provides input on each executive’s performance along with each of his or her business unit/leadership goals. The Committee evaluates the performance of the CEO relative to his leadership goals. The Committee also reviews the CEO’s evaluation of the performance of each of the other NEOs. The goals relate to, among other things, the success of specific acquisitions, developments, redevelopments, renovations, condominium sales, dispositions and joint ventures; leasing results at particular properties; cost savings achievements at both property and corporate levels; expanding presence in particular markets; performance relative to peer REITs in particular markets; resident satisfaction scores; associate satisfaction scores; associate training and development goals; refinancing debt; relationships with shareholders, lenders and rating agencies; software implementations and other technology initiatives; and industry association awards. For 2007, the Committee determined that each of the NEOs successfully met or performed at target for his or her business unit/leadership goals. The payouts for achievement of specific business unit/leadership goals will be based on the performance guidelines outlined in the following table:

Significantly Exceeds	111 - 150%
Meets and Exceeds	101 - 110%
Successfully Meets	100%
Underperforms	0 - 90%

Cash incentive payments for 2007 were paid at the target level as approved at the Committee’s January 31, 2008 meeting. Upon recommendation of Cook, the Committee made the decision to increase target bonuses for 2008 based on the peer group analysis described above, as well as each executive’s continued strong performance and development.

The table below illustrates 2007 target and actual cash incentive awards, along with 2008 cash incentive opportunities for each NEO.

	2007			2008
	Target		Actual	Target
NEO	% Salary	$	$	% Salary	$

David P. Stockert	80%	$325,000	$325,000	100%	$420,000
Christopher J. Papa	61%	$200,000	$200,000	75%	$256,000
Thomas D. Senkbeil	60%	$225,000	$225,000	75%	$291,000
Thomas L. Wilkes	59%	$200,000	$200,000	75%	$264,000
Sherry W. Cohen	50%	$140,000	$140,000	60%	$174,000

Long-Term Cash and Equity Incentive Compensation

Objectives of our Long-Term Incentive Program

The objectives of our long-term incentive plan are to align executive compensation more closely with shareholder interests, such as long-term corporate performance and stock price appreciation, and to retain our key executives. Prior to the 2007 awards (granted in January 2008), our long-term incentive awards used a combination of stock options with stock appreciation rights, restricted stock, and our Shareholder Value Plan (each of which are described in detail below). The Committee believed this mix of incentives enabled us to effectively achieve our long-term incentive compensation objectives.

Total Long-Term Incentive Award Values and Grant Type Mix

Each year, the Committee determines aggregate long-term incentive grant values for each executive based on multiple factors including competitive levels of compensation among comparable REITs, corporate and individual performance, the executive’s level of responsibility and the level of compensation provided to comparable positions within our organization (internal equity). It is primarily our Company’s future performance, however, that impacts the value of long-term incentive grants. That is, the ultimate value earned by the employee depends on the Company’s performance from the date of grant to the vesting date or end of the performance period.

With respect to 2006 awards (granted in 2007), the long-term incentive grant values to NEOs were to be allocated among each component (by grant-date present value) as follows: 40% for restricted stock, 40% for stock options and 20% for the Shareholder Value Plan (valued at target). These grants were made on February 2, 2007 and are reflected in the 2007 Grants of Plan-Based Awards table.

For 2007 awards (granted in 2008), the Committee had originally determined that long-term incentive values would be divided equally among the three components for the NEOs, to provide more balance and increase the weighting of the Shareholder Value Plan. In the past, we have granted stock options to motivate executives to create long-term shareholder value, which in turn should increase our share price. Our stock options are granted with a ten-year contractual term, and they are valued using a five-year expected term. In other words, the intended value of an option grant is based on the assumption that option holders have several years to contribute to long-term shareholder value creation and therefore realize the full value potential of their options. Because we initiated a formal process to pursue a possible business combination or other sale transaction in January 2008 prior to making long-term incentive grants with respect to 2007 performance, there was a possibility that our Company would be sold within the year and our common stock would no longer be traded on the open market. If such a sale had occurred, the vesting of long-term incentive compensation awards would have accelerated and all awards would have been redeemed for cash. If we had granted options in January 2008, and a sale occurred within one year such that the options were cashed-out, there would not have been enough time for option holders to realize the full potential of the stock options, and therefore there would have been a disconnect between what we intended to grant (and the expense associated with that grant), and what we were able to deliver that had nothing to do with our Company’s and our executives’ actual performance.

Therefore, the Committee decided that long-term incentive grant values with respect to 2007 performance for each NEO would be allocated two-thirds in restricted stock value and one-third in Shareholder Value Plan (valued at target). The following table illustrates the long-term incentives provided to each NEO on January 31, 2008, granted with respect to performance in 2007.

	Long-Term Incentive Awards for 2007 Performance
	(granted January 31, 2008)
			SVP		Mix of
	Restricted Stock (RS)		Target	Total	Elements
NEOs	($)(1)	Shares #	($)	($)	RS	SVP

David P. Stockert	$600,023	14,195	$300,000	$900,023	67%	33%
Christopher J. Papa	$400,001	9,463	$200,000	$600,001	67%	33%
Thomas D. Senkbeil	$400,001	9,463	$200,000	$600,001	67%	33%
Thomas L. Wilkes	$400,001	9,463	$200,000	$600,001	67%	33%
Sherry W. Cohen	$250,027	5,915	$125,000	$375,027	67%	33%

(1)	Granted at share price of $42.27, the closing price of our common stock on the NYSE on January 31, 2008.

When converting dollar values to shares of restricted stock, the number of shares of restricted stock was rounded up to the nearest whole share. Because these awards were granted in 2008, they are not reflected in the 2007 Summary Compensation Table nor are they disclosed in the 2007 Grants of Plan-Based Awards table. The awards reported in the 2007 Grants of Plan-Based Awards table are awards made in February of 2007 with respect to performance in 2006.

Grants of equity compensation are made under our shareholder-approved 2003 Incentive Stock Plan (the Incentive Stock Plan), which allows the Committee to grant stock options with stock appreciation rights and make restricted stock grants to our key employees and outside directors. Shareholder Value Plan awards are provided through a separate, shareholder-approved plan.

Stock Options

Stock options reward our executives for increases in the value of our common stock. They are “pay-for-performance” because they have no value unless the share price appreciates. We recognize that options have high share price “leverage” and, as a result, tend to be a high-risk, high-reward long-term incentive vehicle. However, we believe they provide a good balance between the other two components of our long-term incentive program. The multi-year vesting of our stock options also serves as a retention incentive for our executives.

Options are granted with exercise prices equal to the fair market value (closing price) of our common stock on the date of grant. Subsequent to the year ended December 31, 2005, option grants include a stock-settled stock appreciation right, or SAR, feature that allows the option holder to receive the net appreciation of the underlying option in shares of our common stock. In this way, fewer shares are consumed from our Incentive Stock Plan than through a traditional cashless option exercise through a broker. Annual option grants have ten-year terms and generally vest in three equal annual installments. From time to time, special grants of options have been made to executives for retention purposes. These special option grants generally vest in five equal annual installments. Vesting accelerates upon death, disability, approved retirement, or upon a change of control, as defined in our Incentive Stock Plan. Upon termination for any other reason, unvested options are forfeited, unless specified differently in employment and change of control agreements. For all options granted subsequent to the year ended

December 31, 2005, upon termination for any reason other than cause, options remain outstanding for one year (or the remaining term, if shorter); upon termination for cause, all options are immediately forfeited, in each case, unless specified differently in employment or change of control agreements.

As discussed above, the Committee decided not to grant stock options in 2008 for 2007 performance.

Restricted Stock

We grant restricted stock because we believe it aligns the interests of our executives with those of shareholders by creating a strong incentive to create and preserve long-term shareholder value. Through restricted stock, our executives, like our shareholders, share both the risks and rewards of stock ownership. In addition, restricted stock rewards total shareholder return, whether delivered through share price appreciation or dividends. We believe this is appropriate since, as a REIT, our high dividend distribution requirements lead to a significant portion of our total shareholder return delivered through our dividends. Through multi-year vesting, the restricted stock grants also serve as a retention device.

The above-described annual restricted stock grants made in 2008 vest in three equal annual installments beginning on December 31, 2008, and the restricted stock grants made in 2007 vest in three equal annual installments beginning on December 31, 2007. From time to time, special grants of restricted stock have been made to executives for retention purposes. These shares vest ratably over longer periods (either five or eight years). Dividends are paid in cash on unvested shares. For restricted stock grants made on or after February 2, 2007, vesting accelerates upon death, disability, approved retirement, or upon a change of control, as defined in the Incentive Stock Plan, to be consistent with the treatment of stock options upon the same termination scenarios. For grants made prior to February 2, 2007, unvested restricted stock is forfeited upon termination resulting from death, disability or retirement. Upon termination for other reasons, unvested restricted stock is forfeited, unless specified differently in employment or change of control agreements.

Shareholder Value Plan

The Shareholder Value Plan is designed to reward relative total shareholder return performance as compared to other equity REITs, against which we compete for executive talent and investment dollars. This provides a balance between rewards for absolute share price and total shareholder return performance that are provided by the other long-term incentive compensation components. Under the Shareholder Value Plan, participants are each given a target incentive award, expressed as a dollar value. Each participant has the opportunity to earn between 0% and 300% of the target award based on our total shareholder return (TSR) relative to the total shareholder return of the equity REITs in the NAREIT Total Return Index over a three-year period. A new three-year performance period begins each year. Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market.

Payouts as percentages of target are based on our total shareholder return percentile ranking for the three-year period. As part of the 2006 compensation review, the Committee found that the payout matrix under the Shareholder Value Plan was not delivering compensation awards commensurate with our level of performance and desired competitive position (market median compensation for target or median level performance), as evidenced by payouts below 100% of target, despite above-median performance during the past two performance periods. At Cook’s recommendation, the Committee revised the payout matrix for the 2007-2009 performance period to provide a payout of 100% of target for performance at the

50th percentile, with above-target payouts for above-median performance, as illustrated in the table below. Maximum payouts remain at 300% of target for 90th percentile performance or above.

Post’s 3-Yr. TSR	Payout (% of Target)
Ranking vs. Equity	(for performance
REITs in NAREIT Index	periods beginning
(Percentile Ranking)	1/1/07)

90th +	300%
85th	267%
80th	233%
75th	200%
70th	180%
65th	160%
60th	140%
55th	120%
50th	100%
< 50th	0%

The payout matrix for performance periods beginning prior to January 1, 2007 is illustrated in the table below with interpolation between points.

Post’s 3-Yr. TSR	Payout (% of Target)
Ranking vs. Equity	(for performance
REITs in NAREIT Index	periods beginning
(Percentile Ranking)	prior to 1/1/07)

90th +	300%
85th	250%
80th	200%
75th	175%
70th	150%
65th	125%
60th	100%
55th	75%
50th	50%
< 50th	0%

The program was implemented in 2002, and payouts for performance periods completed since the program’s inception are as follows:

	TSR
	Percentile	Payout
Performance Period	Ranking	(% of Target)

2002-2004	8th	0%
2003-2005	58th	90%
2004-2006	54th	70%
2005-2007	50th	50%

Special Restricted Stock Grant to Chief Financial Officer

At the February 2, 2007 meeting, the Committee granted Mr. Papa a special restricted stock award, equal in value to $400,000 at the date of grant, to reward his performance, recognize his importance to the organization and ensure his continued employment. Mr. Papa’s special restricted stock award of 8,334 shares of restricted stock vests in five equal annual installments beginning on December 31, 2007.

Timing of Awards/Equity Award Granting Policy

The Committee approves all grants of stock options and shares of restricted stock to employees and directors. The Committee determines grants to the CEO and reviews recommendations for and approves equity compensation grants to other executives on the Management Committee. The Committee also approves grants to other executives and associates, but generally approves an aggregate pool of grants, the allocation of which is recommended by management.

Annual grants are made at a scheduled Committee meeting in the first quarter of the fiscal year, generally in January or February. For grants with respect to 2007 performance, the Committee approved grant values and made the grants at the meeting on January 31, 2008. These values were converted to restricted stock based on $42.27, the closing price of our common stock on the meeting date. For other equity awards (e.g., new hire grants, promotional grants, or other special grants), the grant date is the approval date or the hire or promotion date. The grant price is the closing price on the date of grant.

Loans to Executive Officers

We made loans to certain executive officers in 1999 and 2001. The purpose of these loans was generally to facilitate the executive’s purchase of our common stock. Some of these loans included forgiveness provisions where the principal amount would be forgiven in annual installments over five or ten years. In this way, these loans were economically similar to a restricted stock grant with annual installment vesting. All of the loans bear interest at 6.32%. Interest is payable quarterly and the loans are due in full on the earlier of (1) the tenth anniversary of the date of the note or (2) 30 days after the employee ceases for any reason to be an employee of the Company. The loans were made prior to July 30, 2002, the effective date of the Sarbanes-Oxley Act of 2002. Pursuant to the Sarbanes-Oxley Act, we may not extend further loans or change the payment terms of existing loans, but we may allow these loans to remain in place under their original terms. During 2007, Mr. Stockert had two outstanding loans, and we forgave $100,000 of the outstanding balance under one of the loans. For further details regarding this loan, see “Certain Relationships and Related Person Transactions — Loans to Executive Officers.”

Employee Stock Purchase Plan

To encourage ownership of our stock among employees, we maintain a non-qualified employee stock purchase plan (ESPP) which allows eligible participants to purchase our common stock through payroll deductions or contributions of cash. Eligible participants include employees and non-employee directors. The purchase price is 85% of the lesser of the closing price per share on the first trading day of the purchase period or the closing price per share on the last trading day of the purchase period. There are two six-month purchase periods each year, and the maximum purchase amount is $100,000 per year. Because our ESPP includes a purchase price “look-back” and our purchase discount is higher than 5%, our ESPP is deemed compensatory. Compensation cost is calculated under SFAS 123R and accrued over the purchase period. Because this stock purchase discount is generally available to all salaried employees, no disclosure of the cost attributable to purchases by our NEOs is required in the 2007 Summary Compensation Table.

Deferred Compensation Plan

We maintain a board-approved Deferred Compensation Plan for directors and eligible employees, to provide them the opportunity to defer compensation and the associated income taxes, and to allow for investment growth on the deferred amounts on a pre-tax basis. Employee participants may voluntarily defer all or a portion of base salary and/or bonus into the plan’s “benchmark investment alternatives” similar to those provided in our 401(k) plan. Non-employee director participants may defer cash fees into our common stock. The plan does not permit us to make Company contributions to employee and director accounts. For further details about the Deferred Compensation Plan, see the 2007 Nonqualified Deferred Compensation table and related narrative disclosure.

Benefits and Perquisites

The NEOs participate in the same benefits programs as all of our employees, including health, dental and vision insurance, group term life and accidental death and dismemberment insurance, short-term and long-term disability coverage, and participation in our tax-qualified 401(k) plan (our match for 2007 was 50% of each employee’s contributions up to 6% of earnings).

We provide limited executive perquisites.

•	The Company maintains corporate memberships at certain private clubs, of which Messrs. Stockert, Senkbeil and Wilkes are the “designated members.” These clubs are used for business purposes. We require reimbursement of all expenses associated with any personal use of the clubs.

•	We provide supplemental long-term disability insurance to our executives.

•	We have fractional interests in several aircraft, and we generally do not allow personal use of such aircraft. In 2007, however, our CEO needed to attend a family member’s funeral in a location that was difficult to reach via commercial flights. Therefore, in this limited circumstance, we allowed Mr. Stockert to use the corporate aircraft to attend the funeral in order to limit the amount of interruption to our business. The standard industry fare level for the use of the aircraft was included in Mr. Stockert’s compensation for 2007 and the Company did not provide a tax gross-up to Mr. Stockert for such amount.

The cost of these perquisites did not exceed $31,500 in the aggregate for all of our NEOs in 2007.

Stock Ownership Guidelines

We implemented stock ownership guidelines in 2007, which require our NEOs and non-employee directors to own and hold our common stock equal in value to a multiple of base salary or annual cash retainer, as follows:

Chief Executive Officer	3x base salary
Other NEOs	2x base salary
Non-Employee Directors	5x annual cash retainer

NEOs and non-employee directors must achieve the required stock ownership within five years from the implementation of the guideline. Newly elected officers and non-employee directors must achieve the guidelines within five years from the date of their initial election. Shares counted toward the ownership requirement include all shares beneficially owned by an officer or director, as such term is defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended (Exchange Act), excluding shares that would be deemed to be beneficially owned as a result of the ownership of stock options.

To facilitate compliance with the guidelines, 50% of the net after-tax profit shares acquired by the executive or director through equity compensation programs (e.g., stock option exercises, earned performance shares and vested restricted stock) must be held until the executive or director satisfies the ownership guidelines. Net after-tax profit shares are the shares remaining after payment of any exercise price and taxes owed at the exercise of any option or stock appreciation right, vesting of restricted stock or earn out of performance shares. If an executive or director fails to comply with the guidelines within five years, 100% of the executive’s or director’s net after-tax profit shares acquired through equity compensation programs must be held until the executive or director meets the guideline.

As of March 31, 2008, each of our NEOs and non-employee directors beneficially owned shares in excess of the minimum ownership requirement.

Employment Agreements

We have employment agreements with each of our NEOs. We entered into these agreements to recruit and/or retain each executive. These agreements provide each NEO with a competitive level of financial security in the event of certain involuntary terminations. In particular, these agreements provide for severance in the event of an involuntary termination without cause related to a change of control (as defined below), which allows each executive to remain neutral and encourages each executive to maximize shareholder value in the face of a transaction that could eliminate his or her job. Change of control severance for the NEOs would be provided if the executive is involuntarily terminated without cause, resigns for good reason within a certain period of time following the change of control, or resigns for any reason within the 90-day period commencing on the one-year anniversary of a change of control (commonly referred to as a “modified double trigger”). In return for severance benefits, these agreements protect the Company through certain restrictive covenants (e.g., non-competition, non-solicitation, etc.) for a period of time post-termination. See the discussion under “Employment Agreements” for more detail regarding these agreements.

Effect of Regulatory Requirements on Executive Compensation

Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code (Code), certain limits are placed on the tax deductibility of compensation paid to our Chief Executive Officer and our four other most highly compensated executives unless the compensation meets the requirement for “performance-based compensation” as set forth in the tax law and the related regulations. In designing our compensation programs and practices, we have taken the possible effect of Section 162(m) into account, but we recognize the need to maintain flexibility in establishing compensation plans and arrangements for our executive officers in order to achieve our business objectives. As long as we qualify as a REIT, we do not pay taxes at the corporate level. As such, we believe any loss of deductibility of compensation does not have a significant adverse impact on us. In 2007, all compensation paid to these executives was deductible under Section 162(m). To the extent that any part of our compensation expense does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax as ordinary income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. The Committee will continue to use its best judgment when adopting any plan or compensation arrangement by taking into account all factors, including the materiality of any deductions that might be lost as well as the broader interests to be served by paying competitive compensation.

Code Section 409A

Code Section 409A generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. The Committee takes Code Section 409A into account in determining the form and timing of compensation paid to our executives. Our Company intends to operate and administer its compensation arrangements in accordance with the new rules. See the 2007 Nonqualified Deferred Compensation table and associated narrative for a more detailed discussion of our nonqualified deferred compensation arrangements.

Executive Compensation and Management Development Committee Report

The Executive Compensation and Management Development Committee of the board of directors consists of the four directors named below, each of whom is independent as defined in applicable SEC and NYSE rules and under the director independence standards specified in our Corporate Governance Guidelines.

We have the authority to engage an independent compensation consultant or other advisors. We currently use Cook as our independent compensation consultant. Cook does no work for management unless requested by our Committee chairman, receives no compensation from the Company other than for its work in advising the Committee and maintains no other economic relationships with the Company.

We held six meetings during 2007. The meetings were designed, among other things, to facilitate and encourage free and frank discussion between Committee members and our consultant as well as extensive communication among Committee members, executive management, and other Company personnel involved in executive compensation matters.

We reviewed and discussed with management the Compensation Discussion and Analysis that appears in this Proxy Statement. Based on our review and these discussions with management and our compensation consultant, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Submitted by the Executive Compensation and Management Development Committee:

Charles E. Rice, Chairman
Walter M. Deriso, Jr.
Russell R. French
Stella F. Thayer

2007 Summary Compensation Table

The following table sets forth information concerning total compensation for the Named Executive Officers during 2007. The Named Executive Officers are our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers ranked by their total compensation in the table below.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)(2)	Total ($)(3)	($)(4)	($)

David P. Stockert	2007	405,000	—	337,841	280,462	365,000	118,122	1,506,425
President & Chief Executive Officer	2006	390,000	200,000	282,522	223,318	70,000	121,934	1,287,774
Christopher J. Papa	2007	330,000	—	266,433	149,246	222,500	9,178	977,357
Executive VP & Chief Financial Officer	2006	315,000	160,000	126,143	86,287	—	15,497	702,927
Thomas D. Senkbeil	2007	375,000	—	279,531	256,694	262,500	11,228	1,184,953
Executive VP & Chief Investment Officer	2006	365,000	185,000	216,474	191,684	36,750	22,137	1,017,045
Thomas L. Wilkes	2007	340,000	—	204,522	163,403	222,500	10,328	940,753
Executive VP & President, Post Apartment Management	2006	330,000	170,000	156,509	118,669	35,000	57,667	867,845
Sherry W. Cohen	2007	280,000	—	131,568	101,583	156,000	10,497	679,648
Executive VP & Corporate Secretary	2006	265,000	125,000	101,019	77,052	21,000	16,757	605,828

(1)	In 2007, each of the NEOs contributed a portion of his or her salary to our 401(k) plan. In addition, Ms. Cohen deferred a portion of her salary under the Deferred Compensation Plan, which is included in the 2007 Nonqualified Deferred Compensation table. In 2007, we increased each NEO’s salary by $7,200 to reflect the decision of the Committee to eliminate car allowances.

(2)	Represents the dollar amounts of restricted stock awards and stock option awards recognized for financial reporting purposes for the fiscal year ended December 31, 2007 under SFAS 123R (excluding estimates for forfeitures), rather than amounts paid to or realized by the NEO. Portions of awards granted over several years are included. See Note 9 to the consolidated financial statements in the Form 10-K filed on February 29, 2008 for the fiscal year ended December 31, 2007 for the assumptions made in determining SFAS 123R values. For restricted stock awards, there can be no assurance that restricted stock awards will vest (in which case no value will be realized by the executive) or that the value received upon the vesting of such awards will be equal to the SFAS 123R value. For stock option awards, there can be no assurance that the options will vest or ever be exercised (in which case no value will be realized by the executive) or that the value received on the exercise of such awards will equal the SFAS 123R value.

(3)	Includes amounts earned with respect to 2007 performance under our annual cash incentive plan, as described under the caption “Annual Cash Incentives” in Compensation Discussion and Analysis as follows: for Mr. Stockert $325,000; for Mr. Papa $200,000; for Mr. Senkbeil $225,000; for Mr. Wilkes $200,000; and for Ms. Cohen $140,000. Also includes awards earned under our Shareholder Value Plan for performance during the three-year performance period ended December 31, 2007, as described under the caption “Long-Term Cash and Equity Incentive Compensation — Shareholder Value Plan” in Compensation Discussion and Analysis as follows: for Mr. Stockert $40,000; for Mr. Papa $22,500; for Mr. Senkbeil $37,500; for Mr. Wilkes $22,500; and for Ms. Cohen $16,000.

(4)	The detail of All Other Compensation for 2007 is as follows:

		Insurance
	401(k) Match	Premiums	Perquisites
Name	($)(a)	($)	($)(b)

David P. Stockert	6,750	3,254	108,118
Christopher J. Papa	6,750	2,428	—
Thomas D. Senkbeil	6,750	4,478	—
Thomas L. Wilkes	6,750	3,578	—
Sherry W. Cohen	6,750	3,747	—

(a)	This column represents amounts contributed by the Company to each NEO’s account under the 401(k) plan. Amounts contributed to the 401(k) plan are calculated on the same basis for all participants including the NEOs.

(b)	This column reports certain perquisites earned by the NEOs in 2007. It includes $100,000 loan forgiveness for Mr. Stockert which is described in more detail in the section entitled “Certain Relationships and Related Person Transactions — Loans to Executive Officers”. Perquisites also include membership dues for private clubs and personal use of Company fractional aircraft interests, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for any NEO.

2007 Grants of Plan-Based Awards

The following table sets forth information with respect to grants of non-equity incentive plan awards, equity incentive plan awards, all other stock awards and all other stock option awards to each of the Named Executive Officers during 2007.

						All Other	All Other		Grant
						Stock	Option		Date
						Awards:	Awards:	Exercise	Fair
						Number of	Number of	or Base	Value of
			Estimated Possible Payouts Under			Shares of	Securities	Price of	Stock and
			Non-Equity Incentive Plan Awards			Stock or	Underlying	Option	Option
			Threshold	Target	Maximum	Units	Options	Awards	Award
Name	Grant Date		($)	($)	($)	(#)	(#)(1)	($/Sh)	($)(2)

David P. Stockert	02/02/2007	(3)	—	137,500	412,500
	02/02/2007					5,730 (4)			275,040
	02/02/2007						38,070	48.00	275,018
	02/02/2007	(5)	—	325,000	487,500
Christopher J. Papa	02/02/2007	(3)	—	100,000	300,000
	02/02/2007					12,501 (6)			600,048
	02/02/2007						27,690	48.00	200,033
	02/02/2007	(5)	—	200,000	300,000
Thomas D. Senkbeil	02/02/2007	(3)	—	100,000	300,000
	02/02/2007					4,167 (4)			200,016
	02/02/2007						27,690	48.00	200,033
	02/02/2007	(5)	—	225,000	337,500
Thomas L. Wilkes	02/02/2007	(3)	—	100,000	300,000
	02/02/2007					4,167 (4)			200,016
	02/02/2007						27,690	48.00	200,033
	02/02/2007	(5)	—	200,000	300,000
Sherry W. Cohen	02/02/2007	(3)	—	62,500	187,500
	02/02/2007					2,605 (4)			125,040
	02/02/2007						17,310	48.00	125,047
	02/02/2007	(5)	—	140,000	210,000

(1)	Represents stock options granted on February 2, 2007. One-third of these options became exercisable on February 2, 2008, one-third will become exercisable on February 2, 2009 and one-third will become exercisable on February 2, 2010. These options include a stock appreciation right (SAR) feature as part of the option grant. Pursuant to the SAR feature, the option holder has the choice of receiving the value between the exercise price and the current market price in shares of common stock.

(2)	Represents the full grant-date present value of restricted stock awards and stock option awards granted during 2007 computed in accordance with SFAS 123R. See Note 9 to the consolidated financial statements in the Form 10-K filed on February 29, 2008 for the assumptions made in determining SFAS 123R values. For restricted stock awards, there can be no assurance that the restricted stock will vest (in which case no value will be realized by the executive) or that the value received upon the vesting of such awards will be equal to the SFAS 123R value. For stock option awards, there can be no assurance that the options will vest or ever be exercised (in which case no value will be realized by the executive) or that the value received on the exercise of such awards will equal the SFAS 123R value.

(3)	Represents possible future payouts to the NEOs under our Shareholder Value Plan for performance during the three-year performance period from January 1, 2007 through December 31, 2009. Our Shareholder Value Plan gives participants the opportunity to receive a percentage of a target award for each performance period based on our total shareholder return in relation to the total shareholder return reported for such period in the NAREIT total return index for all equity REITs whose return is reported in such index. A performance period is a three calendar year period, and a target award will be set for each participant for each performance period. A percentage of a participant’s target award will be payable for a performance period under the plan’s standard benchmark rankings and related target bonus payment percentage only if our total shareholder return for a performance period ranks in the top 50% of all equity REITs whose total shareholder return is reported in the NAREIT total return index for such period. Under the terms of the Shareholder Value Plan, for the 2007-2009 performance period, the threshold and target amounts were the same. Thus, the plan is intended to tie a participant’s payment to our long-term performance relative to the long-term performance of other REITs in providing a total return to our shareholders. The potential payments are performance-driven and therefore at risk. The performance goals and payout multiples are described in further detail in the Compensation Discussion and Analysis. Amounts earned by the NEOs for the three-year performance period from January 1, 2005 through December 31, 2007 are included in the 2007 Summary Compensation Table above.

(4)	Represents restricted stock granted on February 2, 2007. One-third of these shares vested on December 31, 2007, one-third will vest on December 31, 2008 and one-third will vest on December 31, 2009. Dividends are paid on all shares of restricted stock.

(5)	Represents possible payouts under an annual cash incentive plan as determined under the Company’s “Partners in Performance” framework. Actual payouts for 2007 have been determined and are reflected in the 2007 Summary Compensation Table. Mr. Stockert’s annual cash incentive was allocated 80% to corporate performance and 20% to business unit/leadership measures. Messrs. Papa, Wilkes and Senkbeil’s and Ms. Cohen’s annual cash incentives were allocated 40% to corporate performance and 60% to business unit/leadership measures. For further detail about the Partners in Performance framework see the discussion under “Annual Cash Incentive” in Compensation Discussion and Analysis.

(6)	Represents restricted stock granted on February 2, 2007. Of these, 4,167 vest as follows: one-third vested on December 31, 2007; one-third vest on December 31, 2008 and one-third vest on December 31, 2009. The remaining 8,334 vest as follows: one-fifth vested on December 31, 2007; one-fifth vest on December 31, 2008, one-fifth vest on December 31, 2009, one-fifth vest on December 31, 2010 and one-fifth vest on December 31, 2011.

2007 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to all outstanding option and stock awards for each of the Named Executive Officers as of December 31, 2007.

							Stock Awards
							Equity	Equity
							Incentive	Incentive
							Plan	Plan Awards:
	Option Awards						Awards:	Market
		Number of	Number of				Number of	Value of
		Securities	Securities				Unearned	Unearned
		Underlying	Underlying		Option		Shares	Shares, That
		Unexercised	Unexercised		Exercise	Option	That	Have Not
		Options (#)	Options (#)		Price	Expiration	Have Not	Vested
Name	Grant Date	Exercisable	Unexercisable		($)	Date	Vested (#)	($)(1)

David P. Stockert	05/31/2001	175,000	—		36.47	05/31/2011
	01/30/2003	23,000	—		24.01	01/30/2013
	07/17/2003	140,000	35,000	(2)	26.07	07/17/2013
	01/20/2004	50,000	—		27.98	01/20/2014
	01/18/2005	33,332	16,668	(3)	32.53	01/18/2015
	01/18/2006	20,000	40,000	(4)	40.15	01/18/2016
	02/02/2007	—	38,070	(7)	48.00	02/02/2017
							24,661	866,094
Christopher J. Papa	12/01/2003	20,000	10,000	(5)	28.99	12/01/2013
	01/18/2005	8,333	8,334	(3)	32.53	01/18/2015
	01/18/2006	10,000	20,000	(4)	40.15	01/18/2016
	02/02/2007	—	27,690	(7)	48.00	02/02/2017
							13,251	465,375
Thomas D. Senkbeil	06/03/2003	132,000	33,000	(6)	26.78	06/03/2013
	01/20/2004	30,000	—		27.98	01/20/2014
	01/18/2005	33,332	16,668	(3)	32.53	01/18/2015
	01/18/2006	16,666	33,334	(4)	40.15	01/18/2016
	02/02/2007	—	27,690	(7)	48.00	02/02/2017
							19,168	673,180
Thomas L. Wilkes	02/19/1998	6,667	—		38.94	02/19/2008
	11/20/1998	5,000	—		38.50	11/20/2008
	02/18/1999	20,834	—		36.13	02/18/2009
	02/10/2000	26,316	—		38.13	02/10/2010
	05/31/2001	50,000	—		36.47	05/31/2011
	07/17/2003	30,000	20,000	(2)	26.07	07/17/2013
	01/20/2004	20,000	—		27.98	01/20/2014
	01/18/2005	16,666	8,334	(3)	32.53	01/18/2015
	01/18/2006	10,000	20,000	(4)	40.15	01/18/2016
	02/02/2007	—	27,690	(7)	48.00	02/02/2017
							13,615	478,159
Sherry W. Cohen	02/19/1998	9,915	—		38.94	02/19/2008
	11/20/1998	10,000	—		38.50	11/20/2008
	02/18/1999	42,667	—		36.13	02/18/2009
	02/10/2000	40,000	—		38.13	02/10/2010
	07/17/2003	3,334	—		26.07	07/17/2013
	07/17/2003	30,000	15,000	(2)	26.07	07/17/2013
	01/20/2004	20,000	—		27.98	01/20/2014
	01/18/2005	8,332	4,168	(3)	32.53	01/18/2015
	01/18/2006	5,833	11,667	(4)	40.15	01/18/2016
	02/02/2007	—	17,310	(7)	48.00	02/02/2017
							8,323	292,304

(1)	The market value of the restricted stock awards is based on the closing price of our common stock on the NYSE as of December 31, 2007, which was $35.12.

(2)	Unvested portion vested on July 17, 2008.

(3)	Unvested portion vested on January 18, 2008.

(4)	One-half of the unvested portion vested on January 18, 2008 and one-half vests on January 18, 2009.

(5)	Vests on December 1, 2008.

(6)	Unvested portion vested on June 2, 2008.

(7)	Vested one-third on February 2, 2008, one-third vests on February 2, 2009, and the remaining one-third vests on February 2, 2010.

2007 Option Exercises and Stock Vested

The following table sets forth information concerning the amounts realized upon the exercise of options and on the vesting of stock during 2007 by each of the Named Executive Officers.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)(2)

David P. Stockert	—	—	10,159	435,038
Christopher J. Papa	—	—	6,638	233,948
Thomas D. Senkbeil	—	—	7,857	345,390
Thomas L. Wilkes	—	—	5,902	246,397
Sherry W. Cohen	8,853	77,231	3,777	156,116

(1)	Amounts reflect the difference between the exercise price of the stock option and the price of our common stock on the NYSE at the time of exercise, multiplied by the number of shares underlying the option exercised.

(2)	Amounts reflect the closing price of our common stock on the NYSE on the day the restricted stock vested.

Employment Agreements

We have employment agreements with our NEOs. Each of the agreements was amended and restated in February 2008 and the discussion below reflects the agreements as amended and restated. Where appropriate, we have disclosed the provisions of the agreement prior to the amendment and restatement in a footnote. The agreements generally provide for a minimum base salary and eligibility to receive (i) an annual bonus based on individual and corporate goals established by the Committee, (ii) incentive compensation in the form of options to purchase our common stock, (iii) an award of restricted stock and (iv) a target award under the Shareholder Value Plan. The agreements also provide for participation in our employee benefit plans and specified executive perquisites disclosed in the 2007 Summary Compensation Table above. As part of the employment agreements, our NEOs agree to protect our trade secrets for so long as such information remains a trade secret, to protect any confidential or proprietary information for the one year period following his or her termination of employment and to refrain from soliciting our customers and our employees for the two year period following his or her termination of employment. In addition, our NEOs agree not to compete with us for the period of time following termination specified in the table below. Included in the employment agreements are termination and change of control provisions, which are more fully described in “Potential Payments Upon Termination or Change of Control” below. Other terms of these agreements are summarized in the table below.

		Minimum	2007
	Date	Annual	Annual				Term of
	Amended &	Base	Base	2008 Annual	Non-Compete		Employment
Name	Restated	Salary(1)	Salary	Base Salary(1)	Period		Agreement

David P. Stockert	2/11/08	$420,000	$405,000	$420,000	1 year		07/17/2010(2)
Christopher J. Papa	2/11/08	342,000	330,000	342,000	1 year		10/16/2008(3)
Thomas D. Senkbeil	2/11/08	388,000	375,000	388,000	1 year		06/01/2010(2)
Thomas L. Wilkes	2/11/08	352,000	340,000	352,000	1 year	(4)	10/16/2008(3)
Sherry W. Cohen	2/11/08	290,000	280,000	290,000	1 year	(4)	10/16/2008(3)

(1)	The minimum annual base salary is effective for 2008.

(2)	Agreement renews for 3-year term on each anniversary of agreement unless terminated by either party pursuant to the agreement’s notice and termination provisions.

(3)	Agreement renews for an additional 1-year term on each anniversary of agreement unless terminated by either party pursuant to the agreement’s notice and termination provisions. The notice provisions were amended in February 2008 to require at least 6-months advance notice by the Company of any decision not to renew.

(4)	Prior to the amendment the non-compete period was 6 months.

Potential Payments Upon Termination or Change of Control

As part of the employment agreements with our NEOs, we have agreed to pay certain amounts and provide certain benefits following termination of employment or a change of control under certain circumstances, as described below. The descriptions below reflect the amendments to each NEO’s employment agreement in February 2008. Where appropriate we have included the potential payments under the agreements prior to the amendments.

Termination For Cause or By Executive Without Good Reason.  In the event of termination by us for cause or by the executive without good reason, the executives will forfeit all compensation, perquisites and benefits provided in the agreements, and will not continue to vest in options to purchase common stock or in restricted stock.

Termination Without Cause or For Good Reason.  If any employment agreement is terminated by us without cause or by one of the executives for good reason, the executives will continue to receive all cash compensation, other benefits under our benefit plans and certain perquisites owed for the time periods specified for each executive in the table below (column A) as if he or she continued to be employed for such time periods. In addition, for Messrs. Stockert and Senkbeil, any unvested stock options and restricted stock shall vest on the date of termination to the extent that any such option or restricted stock would have vested through the term of their agreements, and they shall remain eligible to receive payouts under the Shareholder Value Plan as if they continued to be employed through the term of their agreements. For Messrs. Papa and Wilkes and Ms. Cohen, any unvested stock options and restricted stock shall vest on the date of termination to the extent that any such option or share of restricted stock would have vested 18 months from the termination date, and they shall remain eligible to receive payouts under the Shareholder Value Plan as if they continued to be employed 18 months from the termination date. For each executive, the period during which outstanding options may be exercised will be determined as described in the table below (column B).

Payment Period for Cash
	Compensation and Other Benefits	Exercise Period for Options Following
Name	Following Termination Date (A)	Termination Date (B)

David P. Stockert	remaining agreement term	deemed employed through lesser of agreement term and remaining option term
Christopher J. Papa	18 months	deemed employed through lesser of agreement term and remaining option term
Thomas D. Senkbeil	remaining agreement term	deemed employed through lesser of agreement term and remaining option term
Thomas L. Wilkes	18 months	deemed employed through lesser of agreement term and remaining option term(1)
Sherry W. Cohen	18 months	deemed employed through lesser of agreement term and remaining option term(1)

(1)	Prior to the amendment the exercise period was governed by the terms of the individual options.

In addition, Mr. Stockert will receive a payout equal to $100,000 for each year remaining under the term of his agreement to reduce the principal amount under one of his outstanding loans. Further, shares of restricted stock granted to Mr. Senkbeil on the initial date of his agreement shall vest so that no less than five-eighths of the total number of shares shall have vested on the date of Mr. Senkbeil’s termination.

Termination in Connection with Change of Control.  If a change of control (as defined below) occurs and an executive’s employment is terminated by us without cause or by one of the executives for good reason during the period following the change of control (the protection period) specified in the table below (column A) or if an executive resigns during the 90-day period that starts on the first anniversary of the change of control for any or no reason, the executive will, within 30 days of his or her termination, receive a lump sum payment equal to the multiple of the executive’s cash compensation set forth in the table below (column B). Cash compensation, for purposes of change of control severance, is defined in the agreements as the executive’s base salary at the time of termination (or if greater, the average salary over the prior three years) plus the average annual cash bonuses earned over the prior three years. The value of the stock options, restricted shares and Shareholder Value Plan awards are not included. In addition, any of his or her unvested stock options and restricted stock shall fully vest, and notwithstanding the terms of the stock options, the options shall remain exercisable for the remaining terms of the options as if there had been no termination of employment. The executive will also continue to receive coverage and benefits under the employee benefit plans for the remainder of the protection period and will be eligible to receive such benefits if we terminate their employment without cause or they resign for good reason during the 60-day period leading up to the date of a change of control.

Payment Multiple of Cash
	Protection	Compensation Following
Name	Period(A)	Termination(B)

David P. Stockert	3 years	3 times
Christopher J. Papa	3 years	3 times
Thomas D. Senkbeil	3 years	3 times
Thomas L. Wilkes	3 years	3 times
Sherry W. Cohen	3 years (1)	3 times (1)

(1)	Prior to the amendment to Ms. Cohen’s agreement the protection period was 2 years and the payment multipler was 2 times cash compensation.

In addition, Mr. Stockert will, within 30 days of termination, receive a payment equal to $100,000 for each year remaining in the protection period to reduce the principal amount under one of Mr. Stockert’s outstanding loans.

Definitions and Other Provisions

Under the employment agreements, a change of control is defined as:

•	any change which is required to be reported in a proxy statement,

•	a person becoming a beneficial owner of 45% or more of the combined voting power of our then outstanding securities for the election of directors,

•	the members of our board of directors at the beginning of any period of two consecutive years or less cease for any reason to constitute a majority of our board of directors unless their successors were approved by at least two-thirds of the members of our board of directors at the beginning of such period,

•	the approval by our shareholders of a reorganization, merger, consolidation or share exchange which results in our common stock being converted or changed into securities of another non-Company affiliated organization,

•	any dissolution or liquidation of the Company or the sale or disposition of 50% or more of our assets or business, or

•	the approval by our shareholders of any reorganization, merger, consolidation or share exchange with another corporation that would cause existing shareholders of the Company to hold less than 60% of the outstanding shares of common stock of the surviving entity.

A change of control is “effective” under these agreements on the date of the closing of the transaction which effects the change of control or, if there is no such closing, on the date the change of control is reported to the SEC (or otherwise publicly announced as effective).

If any of the executives would be subject to a “golden parachute” excise tax as a result of the benefits called for under the change of control provisions in his or her employment agreement, he or she agrees to waive his or her right to up to $25,000 of such benefits in order to eliminate such tax. However, if such a waiver would fail to eliminate such tax, no waiver shall be required, and we will make payments to the executive sufficient to pay such excise tax, any additional federal, state and local taxes due (other than a tax under Section 409A of the Code) and social security and other employment taxes as a result of such payment of excise taxes and any interest or penalties assessed by the Internal Revenue Service related to such excise tax payments (subject to exceptions).

The tables below were prepared as though the NEOs’ employment was terminated or a change of control occurred on December 31, 2007 using the closing price of our common stock as of December 31, 2007, the last day of the trading year (both as required by the SEC). The amounts reflect the acceleration of benefits described above as well as benefits payable or other consequences under our benefit plans in connection with a change of control. There can be no assurance that a termination or change of control would produce the same or similar results as those shown below if it occurs on any other date or at any other price.

			Accelerated
			Vesting of
		Continued	Unvested	Shareholder
	Cash	Benefits and	Equity	Value Plan	Excise Tax
	Severance	Perquisites(1)	Compensation(2)	Payouts(3)	Gross-Up(4)	Total

David P. Stockert
• For Cause/Resignation without Good Reason	—	—	—	—	n/a	—
• Death/Disability/Retirement	—	—	$494,079	$222,500	n/a	$716,579
• Involuntary Termination without Cause, Resignation for Good Reason	$1,690,137	$37,475	$1,357,614	$222,500	n/a	$3,307,726
• Involuntary Termination without Cause or Resignation for Good Reason within three years of a Change of Control; Resignation for Any Reason in the 90 Day Period Beginning on the First Anniversary of a Change of Control	$1,990,000	$40,185	$1,626,014	$222,500	—	$3,878,699
Christopher J. Papa
• For Cause/Resignation without Good Reason	—	—	—	—	n/a	—
• Death/Disability/Retirement	—	—	$414,629	$150,000	n/a	$564,629
• Involuntary Termination without Cause, Resignation for Good Reason	$762,500	$21,224	$280,014	$50,000	n/a	$1,113,738
• Involuntary Termination without Cause or Resignation for Good Reason within three years of a Change of Control; Resignation for Any Reason in the 90 Day Period Beginning on the First Anniversary of a Change of Control	$1,525,000	$37,706	$548,260	$150,000	$693,110	$2,954,076
Thomas D. Senkbeil
• For Cause/Resignation without Good Reason	—	—	—	—	n/a	—
• Death/Disability/Retirement	—	—	$415,953	$180,000	n/a	$595,953
• Involuntary Termination without Cause, Resignation for Good Reason	$1,420,858	$32,945	$860,397	$180,000	n/a	$2,494,200

			Accelerated
			Vesting of
		Continued	Unvested	Shareholder
	Cash	Benefits and	Equity	Value Plan	Excise Tax
	Severance	Perquisites(1)	Compensation(2)	Payouts(3)	Gross-Up(4)	Total

• Involuntary Termination without Cause or Resignation for Good Reason within three years of a Change of Control; Resignation for Any Reason in the 90 Day Period Beginning on the First Anniversary of a Change of Control	$1,760,000	$41,662	$991,570	$180,000	$790,814	$3,764,046
Thomas L. Wilkes
• For Cause/Resignation without Good Reason	—	—	—	—	n/a	—
• Death/Disability/Retirement	—	—	$300,148	$150,000	n/a	$450,148
• Involuntary Termination without Cause, Resignation for Good Reason	$782,500	$20,629	$379,309	$50,000	n/a	$1,232,438
• Involuntary Termination without Cause or Resignation for Good Reason within three years of a Change of Control; Resignation for Any Reason in the 90 Day Period Beginning on the First Anniversary of a Change of Control	$1,565,000	$41,155	$680,744	$150,000	—	$2,436,899
Sherry W. Cohen

• For Cause/Resignation without Good Reason	—	—	—	—	n/a	—

• Death/Disability/Retirement	—	—	$207,549	$97,500	n/a	$305,049
• Termination without Cause, Resignation for Good Reason	$620,000	$13,761	$256,717	$35,000	n/a	$925,478
• Termination without Cause or for Good Reason within two years of a Change of Control; Resignation for Any Reason in the 90 Day Period Beginning on the First Anniversary of a Change of Control(5)	$1,240,000	$28,200	$438,849	$97,500	—	$1,804,549

(1)	Includes medical, dental, vision, life, accidental death & dismemberment, short-term disability, long-term disability, and supplemental long-term disability coverage. Cost of continued benefits is estimated using 2007 annual costs and an 8% annual growth factor.

(2)	Amounts in this column represent the “in-the-money” value of unvested stock options and the full value of unvested restricted stock awards as of December 31, 2007 (the assumed termination date) to the extent vesting would be accelerated upon termination under these scenarios. These amounts are different than our compensation expense for granting these awards. The assumed share price upon each termination scenario is $35.12 which was the closing price of our common stock on the NYSE on December 31, 2007, the last trading day of the year. Also includes the dollar value of loan forgiveness for Mr. Stockert, which would accelerate upon termination under these scenarios.

(3)	Includes an estimate of payouts under our Shareholder Value Plan at the target award level for the 2006-2008 and 2007-2009 performance periods. Upon termination due to death, disability or retirement, awards for performance periods in effect would be paid out at the end of each performance period based on actual performance. Because these amounts cannot be calculated, we have used the target award level in our calculations. Upon a change of control, all performance periods in effect would terminate, and awards would be paid out at the greater of target or actual performance-to-date. As of December 31, 2007, actual performance-to-date was tracking at or below target, and thus the target award level was used.

(4)	If any of the NEOs would be subject to a “golden parachute” excise tax as a result of the benefits called for under the change of control provisions in his or her employment agreement, he or she agrees to waive his or her right to up to $25,000 of such benefits in order to eliminate such tax. In any such case, the benefits will be reduced (not to exceed $25,000) to the 280G “safe harbor,” which is defined below. However, if such a waiver would fail to eliminate such tax, no waiver shall be required, and we will make gross-up payments to the executive sufficient to pay such excise tax, any additional federal, state and local taxes due (other than a tax under Section 409A of the Code) and social security and other employment taxes as a result of such payment of excise taxes and any interest or penalties assessed by the Internal Revenue Service related to such excise tax payments (subject to exceptions). To calculate the excise tax gross-up liability, the following assumptions were used:

•	The 280G safe harbor is three times each NEO’s “base amount” minus $1. Each executive’s base amount was calculated by taking the average W-2 income (box 1) from the past five years (2003-2007), as applicable.

•	The excise tax rate is 20% and the combined state and federal personal income tax rate is 42.45%, which represents the highest marginal tax rate.

•	The stock award parachute calculations for purposes of Section 280G were based on the safe harbor Black-Scholes valuation methodology in Rev. Proc. 2003-68, using the SFAS 123R option valuation assumptions as of December 31, 2007 (volatility 20.2%, risk-free interest rate 3.51%, dividend yield 5.13%, expected term 5.5 years) and the remaining expected term calculated using Rev. Proc. 98-34 methodology. Per the 280G rules, the cost included in the parachute payment for the accelerated vesting of stock options, restricted stock, and accelerated loan forgiveness is the sum of (1) the excess of the aggregate accelerated benefit over the present value of the accelerated benefit and (2) the lapse of service obligation (1% times the number of months of vesting accelerated times the aggregate accelerated benefit). For the Shareholder Value Plan, the full target value of the award that is accelerated is included in the parachute.

•	Messrs. Stockert and Wilkes’ and Ms. Cohen’s total parachute did not exceed the Section 280G safe harbor. As a result, they would not have incurred any excise tax.

(5)	Prior to the amendment and restatement to her employment agreement, Ms. Cohen would have been entitled to the following amounts: cash severance: $826,667; continued benefits and perquisites: $18,800; and total: $1,381,816. Accelerated vesting of unvested equity compensation and shareholder value plan payments did not change.

2007 Nonqualified Deferred Compensation

The following table sets forth information regarding deferred compensation that is not tax-qualified for each of the Named Executive Officers.

			Aggregate
	Executive	Aggregate	Balance at
	Contributions	Earnings	December 31,
	in 2007	in 2007	2007
Name	($)(1)	($)	($)(2)

David P. Stockert	—	—	—
Christopher J. Papa	—	—	—
Thomas D. Senkbeil	—	8,838	236,377
Thomas L. Wilkes	—	1,153	14,076
Sherry W. Cohen	54,000	24,889	382,101

(1)	The amounts in this column are also included in the salary column of the 2007 Summary Compensation Table.

(2)	Of the totals in this column, the following amounts have previously been reported in the Summary Compensation Table for this year, and for previous years:

	Reported in	Reported in
	Current	Previous Years’
	Summary	Summary
	Compensation	Compensation
	Table	Table	Total
Name	($)	($)	($)

David P. Stockert	—	—	—
Christopher J. Papa	—	—	—
Thomas D. Senkbeil	—	192,500	192,500
Thomas L. Wilkes	—	20,000	20,000
Sherry W. Cohen	54,000	246,052	300,052

Each NEO may elect to defer the payment of all or a portion of his or her salary and bonus for any calendar year under our Deferred Compensation Plan. The amount of compensation that may be deferred under the plan is not limited.

The deferrals made by a participant under the plan are credited to a bookkeeping account for the participant. We will make adjustments to each participant’s account balance to reflect the investment return that would have been received had the account balance been invested in one or more benchmark return options which the participant elects for us to use in making such adjustments to his or her account. The array of benchmark return options changes from time to time; as of December 31, 2007, NEOs and other participants could choose among several different investments, including domestic and international equity, income, short term investment and balanced mutual fund investments. Participants can change their deferral elections in accordance with procedures established by us from time to time. All deferred amounts are held in a rabbi trust.

When participants elect to defer amounts, they may also select when the amounts ultimately will be distributed to them. Distributions may be either made at a fixed time specified by the participant — whether or not employment has then ended — or as of the participant’s retirement or separation, disability, death or upon a change of control. Distributions may also be made in the event of certain unforeseeable emergencies. A participant may elect to have us distribute his or her account in one of the following methods: (1) one lump sum; (2) five annual installments; or (3) ten annual installments. However, if the balance credited to the participant’s account does not exceed $10,000, the participant’s account will automatically be distributed in one lump sum. In addition, all distributions made pursuant to a fixed time election, an unforeseeable emergency, death, or a change of control will be made in one lump sum. All distributions are made in cash.

2007 Director Compensation Table

	Fees Earned or
	Paid
	in Cash	Stock Awards	Option Awards	Total
Name	($)(1)	($)(2)	($)(2)	($)(3)

Hershel M. Bloom	45,500	14,984	12,139	72,623
Douglas Crocker II	53,012	10,987	10,915	74,914
Walter M. Deriso, Jr.	56,158	10,987	10,915	78,060
Russell R. French	71,389	14,984	12,139	98,512
Robert C. Goddard, III	100,000	237,920	217,343	555,263
Nicholas B. Paumgarten(4)	15,501	—	—	15,501
Charles E. Rice(5)	61,555	80,544	20,862	162,961
Stella F. Thayer	49,000	7,486	12,208	68,694
Ronald de Waal	48,043	14,984	12,139	75,166

(1)	Non-employee directors may elect to defer all or a part of their retainer and meeting fees under our Deferred Compensation Plan. Under the plan, we issue a number of shares equal in value to the fees deferred by the non-employee directors into a rabbi trust organized in connection with the plan. Directors have the right to vote the shares held in the rabbi trust. Each of our non-employee directors participated in our Deferred Compensation Plan and deferred all fees earned in 2007.

(2)	Represents the dollar amounts of restricted stock awards and stock option awards recognized for financial reporting purposes for the fiscal year ended December 31, 2007 under SFAS 123R (excluding estimates for forfeitures), rather than amounts paid to or realized by a non-employee director. Portions of awards over several years are included. See Note 9 to the consolidated financial statements in the Form 10-K filed on February 29, 2008 for the assumptions made in determining SFAS 123R values. There can be no assurance that the SFAS 123R amounts will ever be realized.

On December 31, 2007, we granted each director, other than Mr. Goddard, 1,708 shares of restricted stock with a grant-date fair value of $59,985 computed in accordance with SFAS 123R.

On February 2, 2007, we granted Mr. Goddard:

•	4,167 shares of restricted stock with a grant-date fair value of $200,016 computed in accordance with SFAS 123R, and

•	stock options to purchase 27,690 shares of our common stock with an exercise price of $48.00, with a stock grant-date fair value of $200,033 computed in accordance with SFAS 123R.

The shares of restricted stock granted to each of our directors during 2007, other than Mr. Goddard, vest one-third each year over a three year period each December 31. The options granted to Mr. Goddard during 2007 vest one-third each year over a three year period each February 2. Dividends are paid on all shares of restricted stock.

The number of outstanding stock options and shares of restricted stock held by each of our non-employee directors as of December 31, 2007 is summarized in the table below.

	Number of	Number of
	Securities	Securities	Number of
	Underlying	Underlying	Outstanding
	Unexercised	Unexercised	Shares of
	Options (#)	Options (#)	Restricted Stock
Name	Exercisable	Unexercisable	(#)

Herschel M. Bloom	22,499	2,501	2,052
Douglas Crocker II	7,499	2,501	2,052
Walter M. Deriso, Jr.	7,499	2,501	2,052
Russell R. French	22,499	2,501	2,052
Robert C. Goddard, III	180,321	97,692	5,974
Nicholas B. Paumgarten	7,499	—	—
Charles E. Rice	25,000	—	—
Stella F. Thayer	4,166	3,334	1,995
Ronald de Waal	13,725	2,501	2,052

(3)	Directors do not participate in a Company non-equity incentive plan, nor do they receive any perquisites or other compensation.

(4)	Mr. Paumgarten did not stand for re-election at the 2007 Annual Meeting of Shareholders and his term ended at that meeting.

(5)	Since Mr. Rice is already 72, under the terms of his grant he is fully vested in the grant made in 2007. As a result, under SFAS 123R, the entire grant to Mr. Rice in 2007 was required to be expensed.

All directors may make contributions and purchase shares under our employee stock purchase plan. Messrs. Crocker, Deriso, French, Goddard and Ms. Thayer participated in our employee stock purchase plan in 2007.

Our non-employee directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending to board affairs and Company business.

Compensation Committee Interlocks and Insider Participation

During 2007, Messrs. Deriso, French and Rice and Ms. Thayer served as members of the Executive Compensation and Management Development Committee. During 2007:

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on the Committee,

•	no member of the Committee was an officer or employee of the Company or any of its subsidiaries,

•	no member of the Committee entered into any transaction with our Company in which the amount involved exceeded $120,000,

•	none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on the Committee, and

•	none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a director on our board of directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing the terms, conditions and arrangements involving any related person or potential conflict of interest transaction and for overseeing our Code of Business Conduct, which includes disclosure requirements applicable to our employees and our directors relating to conflicts of interest. Accordingly, the Audit Committee is responsible for reviewing and approving the terms and conditions of all transactions that involve the Company, one of our directors or executive officers or any of their immediate family members. Although we have not entered into any such transactions since January 1, 2007 that meet the requirements for disclosure in this Proxy Statement, if there were to be such a transaction, we would need the approval of our Audit Committee prior to entering into such transaction.

Loans to Executive Officers

We made loans to certain executive officers in 1999 and 2001. The purpose of these loans was generally to facilitate the executive’s purchase of our common stock. Some of these loans included forgiveness provisions where the principal amount would be forgiven in annual installments over five or ten years. In this way, these loans were economically similar to a restricted stock grant with annual installment vesting. All of the loans bear interest at 6.32%. Interest is payable quarterly and the loans are due in full on the earlier of (1) the tenth anniversary of the date of the note or (2) 30 days after the employee ceases for any reason to be an employee of the Company. The loans were made prior to July 30, 2002, the effective date of the Sarbanes-Oxley Act of 2002. Pursuant to the Sarbanes-Oxley Act, we may not extend further loans or change the payment terms of existing loans, but we may allow these loans to remain in place under their original terms.

We had outstanding loans to Mr. Stockert during 2007. In addition, the “All Other Compensation” column in the 2007 Summary Compensation Table reflects loan forgiveness of $100,000 for Mr. Stockert during 2007. The following table outlines loans with outstanding balances during the year ended December 31, 2007 for Mr. Stockert.

					2007 Annual
		Original Loan	Outstanding Balance	Outstanding Balance	Forgiveness
Executive	Loan Date	Amount	as of 12/31/07	as of 8/31/08	Amount

David P. Stockert	May 2001	$1,000,000	$400,000	$300,000	$100,000
	June 2001	$1,000,000	$625,000	$625,000	none

The May 2001 loan for Mr. Stockert provides for annual forgiveness in the amount of $100,000. In the aggregate, Mr. Stockert paid down $375,000 of his outstanding loan balance with the proceeds from the sale of stock acquired upon the exercise of outstanding options.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for, among other things, reviewing with Deloitte & Touche LLP (Deloitte), our independent registered public accounting firm for fiscal year 2007, the scope and results of their audit engagement. In connection with the audit for the year ended December 31, 2007, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements of Post Properties and Post Apartment Homes, L.P. (Post Apartment Homes) to be included in our Annual Report on Form 10-K for the year ended December 31, 2007;

•	discussed with Deloitte the matters required by Statement of Accounting Standards No. 61, as amended; and

•	received from and discussed with Deloitte the communications required by Independence Standards Board Standard No. 1 regarding their independence.

Management is primarily responsible for Post Properties’ financial reporting process (including its system of internal control) and for the preparation of the consolidated financial statements of Post Properties and Post Apartment Homes in accordance with generally accepted accounting principles (GAAP). Deloitte is responsible for auditing those financial statements and issuing an opinion on whether the audited financial statements conform with GAAP. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of Deloitte included in their report to the financial statements of Post Properties and Post Apartment Homes.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Submitted by the Audit Committee:
Russell R. French, Chairman
Walter M. Deriso, Jr.
Charles E. Rice
Stella F. Thayer

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND SERVICES

2007 and 2006 Fees

Deloitte served as our independent registered public accounting firm for the fiscal years ended December 31, 2006 and December 31, 2007. The table below summarizes fees for professional services rendered by Deloitte for the years ended December 31, 2007 and 2006.

	Year Ended	Year Ended
Deloitte & Touche LLP Fees	December 31, 2007	December 31, 2006

Audit Fees(1)	$619,000	$604,500
Audit-Related Fees(2)	161,975	117,800
Tax Fees	—	—
All other Fees(3)	53,414	51,546

Total	$834,389	$773,846

(1)	Represents audit fees and expenses related to audits of the annual financial statements of Post Properties and Post Apartment Homes, reviews of quarterly financial statements of Post Properties and Post Apartment Homes, audits of management’s assessment of the effectiveness of internal control over financial reporting of Post Properties and Post Apartment Homes and other attest services rendered in connection with securities offerings and registration statements.

(2)	Represents fees principally related to separate joint venture audits, other statutory audits and accounting advisory services.

(3)	Represents fees related to property tax advisory services.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established a pre-approval for audit and permissible non-audit services provided by our independent registered public accounting firms. The policy gives detailed guidance to management as to the specific services that are eligible for general pre-approval and provides specific cost limits for certain services on an annual basis. Pursuant to the policy and the Audit Committee Charter, the Audit Committee has delegated to its chairman the authority to address any requests for pre-approval of other non-audit services between Audit Committee meetings.

None of the services provided by Deloitte for 2007 and 2006, that were approved by the Audit Committee, made use of the de minimus exception to pre-approval set forth in applicable rules of the SEC.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee appointed Deloitte to audit our consolidated financial statements for the year ending December 31, 2008 and to prepare a report on this audit. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by shareholders.

We are asking our shareholders to ratify the appointment of Deloitte as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the board of directors is submitting the selection of Deloitte to our shareholders for ratification because we value our shareholders’ views on the company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, it will be considered as a direction to the board of directors and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our shareholders.

The board of directors recommends a vote FOR the ratification of the appointment of the independent registered public accountants.

PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED
POST PROPERTIES, INC. 2003 INCENTIVE STOCK PLAN

We are asking our shareholders to approve the Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan (Amended and Restated Incentive Plan), which includes the related performance measures set forth in the Amended and Restated Incentive Plan and an extension of the life of the Amended and Restated Incentive Plan to October 16, 2018. If approved, the Amended and Restated Incentive Plan will (i) increase the number of shares of our common stock reserved for issuance and available for grant by 1,600,000 shares, (ii) eliminate the separate 500,000 share limit with respect to shares of common stock that may be issued as grants of shares of our common stock, or “stock grants,” but add a 500,000 share limit on the stock grants that can be made each year to any individual, (iii) modify the method by which shares underlying grants are counted against the shares reserved for issuance and available for grant, (iv) add performance measures for purposes of Section 162(m) of the Code that may be used by the Committee in connection with performance-based awards and (v) extend the life of the Amended and Restated Incentive Plan to October 16, 2018, which is ten years from the date of the approval of the Amended and Restated Incentive Plan by shareholders.

Additionally, in connection with the adoption of the Amended and Restated Incentive Plan, the Committee has amended the Post Properties, Inc. 2002 Shareholder Value Plan (Shareholder Value Plan) to eliminate the 200,000 shares previously reserved for issuance under the Shareholder Value Plan. The amendment to the Shareholder Value Plan will also provide that any shares issued to satisfy a bonus payable under such plan shall be issued under the Amended and Restated Incentive Plan. The amendment to the Shareholder Value Plan is effective only if the shareholders approve the Amended and Restated Incentive Plan.

Background

Our board of directors continues to believe that stock-based incentives are important factors in attracting, retaining and rewarding eligible employees and outside directors and closely aligning their interests with those of shareholders.

The board of directors believes that increasing the number of shares reserved for issuance and available for grant under the Post Properties, Inc. 2003 Incentive Stock Plan (Incentive Plan), eliminating the separate cap on stock grants, adding a 500,000 share limit on the stock grants which can be made each year to any individual and modifying the method by which shares are counted against the total number of shares available is necessary to allow the Company to continue to utilize stock-based incentive awards to retain and attract the services of key individuals essential to the Company’s long-term growth and financial success. The Company relies on grants of options to purchase our common stock, or “options,” grants of shares of our common stock, or “stock grants,” and grants of stock appreciation rights, or “SARs,” in particular to attract and retain key employees and believes that such stock-based incentives are necessary for us to remain competitive with regard to attracting and retaining qualified individuals. The elimination of the separate limit on stock grants and the modification of the method by which shares underlying grants are counted against the shares reserved for issuance and available for grant gives the Company greater flexibility regarding the types of grants that may be made while reflecting the relative value of the different types of awards. The addition of performance measures that may be used by the Committee in connection with performance-based awards under the Amended and Restated Incentive Plan provides the Company the ability to make grants that can qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

In furtherance of these objectives, the board of directors, upon the recommendation of the Executive Compensation and Management Development Committee, adopted the Amended and Restated Incentive

Plan described above in September 2008, subject to shareholder approval at our Annual Meeting if the number of votes cast for the Amended and Restated Incentive Plan exceed the number of votes cast against the Amended and Restated Incentive Plan.

The Amendments

Increase in Common Stock reserved for Issuance

As of December 31, 2007, there were 1,869,326 shares available for issuance. The Amended and Restated Incentive Plan increases the number of shares of our common stock reserved for issuance and available for grant by 1,600,000 shares, so that as of January 1, 2008 there would have been 3,469,326 shares available for future grants if the Amended and Restated Incentive Plan had been effective on that date. Awards made in 2008 will count against the 3,469,326 share limit as described below under “Summary of the Amended and Restated Incentive Plan — Shares Available for Issuance.”

Extension of the Life of the Amended and Restated Incentive Plan

Prior to the amendment and restatement, the Incentive Plan provided that no grants could be made after February 19, 2013. The Amended and Restated Incentive Plan will permit grants to be made until October 16, 2018.

Elimination of Separate Share Limit for Stock Grants

Prior to amendment and restatement, the Incentive Plan limited the number of shares that could be issued in the form of stock grants to 500,000 shares, of which 183,977 shares were available for grant as of December 31, 2007. The Amended and Restated Incentive Plan eliminates this separate limit on stock grants but adds a 500,000 share limit on the stock grants that can be made each year to any individual.

Change in Method of Share Counting

The Amended and Restated Incentive Plan applies share counting on a fungible basis, which means that stock grants will count against the total shares available under the Amended and Restated Incentive Plan as 2.7 shares for every one share issued, while options will count against the total shares available as one share for every one share issued on the exercise of an option and SARs will count against the total shares available as one share for each share with respect to which the appreciation in the SAR is based if the SAR is settled in shares (as distinguished from one share for each share issued in satisfaction of the SAR). Shares issued that are forfeited will be added back to the total shares available on the same fungible basis. However, shares tendered by a participant or withheld by us to pay the exercise price of options or to satisfy any tax withholding obligation with respect to an award, and shares that are not issued in connection with the stock settlement of the SAR when the SAR is exercised, will not be added back to the shares authorized under the Amended and Restated Incentive Plan.

Performance Measures

The Amended and Restated Incentive Plan is generally intended to permit stock grants that can qualify as performance-based compensation within the meaning of Section 162(m) of the Code. Section 162(m) of the Code generally provides that the Company may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to certain named executive officers in any one year. Option and SAR awards made at no less than fair market value and certain performance based compensation is exempt from this limit. Section 162(m) of the Code provides that in order to be deductible, the performance measures must be approved by the shareholders.

The Amended and Restated Incentive Plan establishes the following performance measures that could be selected by the Committee for use in granting awards intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code:

• return on capital costs or increases in return on capital costs	• earnings before interest and taxes or the growth in such earnings	• total shareholder return or the growth in such return
• total earnings or the growth in such earnings	• consolidated net income or the growth in such income	• expenses or the reduction of such expenses
• consolidated earnings or the growth in such earnings	• the value of the Company’s common stock or the growth in such value	• growth in rent or in units rented
• earnings per share or the growth in such earnings	• stock price or the growth in such price	• overhead ratios or changes in such ratios
• net earnings or the growth in such earnings	• return on assets or the growth in such return	• funds from operations or the growth in funds from operations
• earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings	• cash flow or the growth in such cash flow	• economic value added or changes in such value added

Summary of the Amended and Restated Incentive Plan

The following is a brief description of the material terms of the Amended and Restated Incentive Plan. It is intended to be a summary only and does not purport to be complete. The summary is qualified in its entirety by the complete terms of the Amended and Restated Incentive Plan as set forth in Appendix B to the Proxy Statement.

Grants

The Amended and Restated Incentive Plan provides for grants of options to purchase our common stock, or “options,” grants of shares of our common stock, or “stock grants,” and grants of stock appreciation rights, or “SARs.” The terms and conditions of each grant made shall be set forth in a written document. No grants can be made under the Amended and Restated Incentive Plan on or after October 16, 2018.

Shares Available for Issuance

The number of shares of our common stock originally reserved for issuance and available for grant prior to the proposed amendment and restatement was 4,000,000 of which 1,869,326 shares were available for future grants as of December 31, 2007. The Incentive Plan prior to the proposed amendment and restatement limited the number of shares that may be issued as stock grants to 500,000 shares of which 183,977 shares were available for grant as of December 31, 2007.

Under the Amended and Restated Incentive Plan, effective as of January 1, 2008, there would have been 3,469,326 shares of our common stock available for future grants (prior to the grants made in 2008 and through the date of this Proxy Statement) if the Amended and Restated Incentive Plan had been effect on that date.

Stock grants count against the total shares available under the Amended and Restated Incentive Plan as 2.7 shares for every one share issued on and after January 1, 2008, while options count against the total shares available as one share for every one share issued on the exercise of an option on and after January 1, 2008 and SARs will count against the total shares available as one share for each share with respect to which the appreciation in the SAR is based on and after January 1, 2008 if the SAR is settled in shares (as distinguished from one share for each share issued in satisfaction of the SAR). Shares tendered back by a participant or withheld by us to pay the exercise price of options or to satisfy any tax withholding obligation with respect to an award, and shares that are not issued in connection with the stock settlement of the SAR when the SAR is exercised on and after January 1, 2008 would not be added back to the shares authorized under the Amended and Restated Incentive Plan. If on and after January 2, 2008 any award is forfeited, or settled in cash, or if any option terminates, expires or lapses without being exercised, shares of our common stock issued with respect to such awards are again available for future grant. Any shares added back to the share pool are added back as one share for an option or SAR, and as 2.7 shares for a stock grant.

Administration of Plan

The Amended and Restated Incentive Plan will be administered by the Committee, which has the sole authority to grant options and SARs and to make stock grants. The Committee must consist of at least two members of our board of directors, each of whom is a disinterested person under Rule 16b-3 under the Exchange Act, and each of whom shall be an “outside director” for purposes of Section 162(m) of the Code. The Committee has broad powers under the plan, including the power to interpret the plan, to determine the employees and directors eligible to receive grants, the number of shares subject to grants, the terms and conditions for stock options, stock grants and SARs (which need not be identical) and to take such other action in the administration and operation of the Amended and Restated Incentive Plan as the Committee deems equitable under the circumstances. However, our board of directors has reserved to itself the right to amend or terminate the Amended and Restated Incentive Plan.

Eligibility

The Committee will select employees and outside directors to participate in the Amended and Restated Incentive Plan. An employee means any employee of the Company or any subsidiary or affiliate whose performance is, in the judgment of the Committee, key to our success, either directly or indirectly.

Options

The Amended and Restated Incentive Plan authorizes the grant of options to purchase our common stock. The options granted to eligible employees may be either incentive stock options, or “ISOs,” which are options intended to satisfy the requirements of section 422 of the Code, or options which are not intended to satisfy such requirements, which we will refer to as non-qualified stock options or “Non-ISOs.” All option grants to directors shall be Non-ISOs. Options may be granted for any reason the Committee deems appropriate under the circumstances, but no eligible employee shall be granted in any calendar year options to purchase more than 500,000 shares of our common stock unless the grant is made in connection with his or her initial employment by us or the Committee determines that exceeding such grant cap is in our best interest. The price at which an option may be exercised for a share of our common stock shall be set forth in the related written document and may not be less than the closing price per share of our common stock on the New York Stock Exchange as reported in The Wall Street Journal on the date the option is granted, or if no such closing price is available on such day, the closing price for the immediately preceding business day. Once the option price is set, the option price can not be reduced (except in connection with a recapitalization or similar events as set forth in the Amended and Restated Incentive Plan) absent an amendment to the Amended and Restated Incentive Plan which is approved by our shareholders. The period during which an option may be exercised shall be determined by the Committee at the time the option is granted and may not extend more than 10 years from the date of the grant.

Stock Appreciation Rights

SARs may be granted to eligible employees and outside directors as part of an option with respect to all or a portion of the shares of our common stock subject to the option, which we will refer to as a “tandem SAR,” or may be granted independent of any stock option, which we will refer to as a “freestanding SAR.” Tandem SARs and freestanding SARs are collectively referred to as “SARs.” The share value of a freestanding SAR granted on any date shall be set forth in the related written document and shall be no less than the closing price per share of our common stock on the New York Stock Exchange as reported in The Wall Street Journal on such date, or if no such closing price is available on such day, the closing price for the immediately preceding business day. The share value of a tandem SAR shall be no less than the option price for our common stock subject to the related option. The grant of SARs may be subject to such other terms as the Committee deems appropriate. However, no eligible employee shall be granted in any calendar year SARs with respect to more than 500,000 shares of our common stock unless the grant is made in connection with his or her initial employment by us or the Committee determines that exceeding such grant cap is in our best interest. A SAR shall not be exercisable on any date unless the closing price per share of our common stock on the New York Stock Exchange as reported in The Wall Street Journal on such date, or if no such closing price is available on such day, the closing price for the immediately preceding business day, exceeds the share value for the SAR, in which event the appreciation between such closing price and such share value shall be payable at the discretion of the Committee in cash, in shares of our common stock or in a combination of cash and our common stock. The period during which a SAR may be exercised shall be determined by the Committee at the time the SAR is granted and may not extend more than 10 years from the date of the grant.

Stock Grants

Stock grants may be made to eligible employees and outside directors and may be made free of any conditions or may be made subject to one or more conditions set by the Committee at the time of grant, including performance-based conditions. Any such conditions shall be set forth in the related written document, and any such conditions may relate to the issuance of the stock subject to the grant or to the forfeiture of the stock which had been issued pursuant to the stock grant, or to both the issuance and forfeiture of the stock subject to the grant. If our common stock is issued pursuant to a stock grant subject to a forfeiture condition, the eligible employee or outside director will have the right to vote such shares and receive the cash dividends paid on such shares while the shares remain subject to forfeiture. No eligible employee shall be granted in any calendar year a stock grant for more than 500,000 shares unless the grant is made in connection with his or her initial employment or the Committee determines that exceeding such grant cap is in the Company’s best interest.

Performance Measures

The Committee may condition the vesting of any award granted under the Amended and Restated Incentive Plan on the satisfaction of certain performance measures. The Committee may establish performance measures with reference to one or more of the following:

• return on capital costs or increases in return on capital costs	• earnings before interest and taxes or the growth in such earnings	• total shareholder return or the growth in such return
• total earnings or the growth in such earnings	• consolidated net income or the growth in such income	• expenses or the reduction of such expenses
• consolidated earnings or the growth in such earnings	• the value of the Company’s common stock or the growth in such value	• growth in rent or in units rented
• earnings per share or the growth in such earnings	• stock price or the growth in such price	• overhead ratios or changes in such ratios
• net earnings or the growth in such earnings	• return on assets or the growth in such return	• funds from operations or the growth in funds from operations
• earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings	• cash flow or the growth in such cash flow	• economic value added or changes in such value added

The performance measures may be based solely by reference to the performance of the Company or the performance of a subsidiary, division, business segment or business unit, or based on the relative performance of other companies or upon comparison of any of the indicators of performance relative to other companies.

Repricing

The Amended and Restated Incentive Plan provides that, except in connection with a corporate transaction described in Section 424 of the Code, including, without limitation, any stock dividend, large non-recurring cash dividend, rights offering, stock split, or spin-off, the Committee shall not have the right to reprice, replace, regrant through a cancellation or otherwise modify or make a cash payment with respect to any outstanding options or SARS without the approval of the Company’s shareholders if the effect of such action would be to directly or indirectly reduce the option price of any outstanding options or the share value of any outstanding SARs.

Change in Control

If there is a change in control (as defined in the Amended and Restated Incentive Plan), any restrictions on the exercise of any outstanding options and SARs and any conditions on stock grants will lapse on the date the change in control is effective (as defined in the Amended and Restated Incentive Plan). Our board of directors thereafter shall have the right to cancel all such grants if cancellation is required in connection with such change in control after there has been a reasonable period to exercise any such options and SARs and to receive the stock subject to any such stock grants.

Recapitalizations

The Committee shall adjust the number of shares of our common stock available for issuance under the Amended and Restated Incentive Plan, the grant caps and all outstanding grants in an equitable manner to reflect any change in our capitalization, including any changes such as stock dividends, large non-recurring cash dividends, rights offerings, stock splits or spin-offs.

Amendments

Our board of directors has the right to amend or terminate the Amended and Restated Incentive Plan. However, no amendment may be effected without the approval of our shareholders to the extent such approval is required under applicable law or applicable stock exchange rules or the amendment provides for re-pricing outstanding stock options or SARs, and no amendment can be made to the provisions related to a change in control after there has been a change in control.

Certain Federal Income Tax Consequences

The following summary generally describes the current principal federal income tax consequences of certain events under the Amended and Restated Incentive Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular eligible employee, outside director or to the Company. The provisions of the Code and regulations thereunder relating to these matters are complicated, they change and their impact in any one case may depend upon the particular circumstances.

Options and Stock Appreciation Rights

An eligible employee or outside director will not be subject to any federal income tax upon the grant of an option or SAR pursuant to the Amended and Restated Incentive Plan.

An eligible employee will not recognize income for federal income tax purposes (and we will not be entitled to any federal income tax deduction) as a result of the exercise of an ISO and the related transfer of shares of our common stock to the eligible employee. However, the excess of the fair market value of the shares transferred upon the exercise of an ISO over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment for the year in which the option is exercised. Thus, some employees may have an increase in their federal income tax liability as a result of the exercise of an ISO under the alternative minimum tax rules of the Code.

If the shares transferred pursuant to the exercise of an ISO are disposed of within two years from the date the ISO is granted or within one year from the date the ISO is exercised (which we will refer to as the “ISO holding periods”), the eligible employee will recognize ordinary income equal to the excess of the amount realized on the disposition over the price paid for the shares or, if less, the excess of the fair market value of the shares on the date the option was exercised over the price paid for the shares, in which event any excess amount realized would be taxable as capital gains. We ordinarily will be entitled to a tax deduction for the same amount that an eligible employee recognizes as ordinary income.

If the shares transferred upon the exercise of an ISO are disposed of after the ISO holding periods have been satisfied, long term capital gain or long term capital loss is realized on the disposition. We will not be entitled to a federal income tax deduction as a result of such a disposition.

Ordinary income as a general rule will be recognized by each eligible employee and each outside director upon exercise of a Non-ISO. Generally, the ordinary income realized is the excess, if any, of the fair market value of the shares of our common stock received upon the exercise of the Non-ISO over the exercise price. Each eligible employee and each outside director will also recognize ordinary income upon exercising a SAR equal to the total of any cash received and the fair market value of any shares of our common stock received upon such exercise.

Income tax withholding from an eligible employee is required on the income recognized by the eligible employee upon exercise of a Non-ISO or a SAR. We ordinarily will receive a deduction for federal income tax purposes equal to the ordinary income recognized by an eligible employee or outside director upon exercise of a Non-ISO or a SAR.

Stock Grants

Each eligible employee and each outside director will generally recognize ordinary income in an amount equal to the fair market value of the shares of our common stock subject to the stock grant at the time his or her interest in the stock is transferable or no longer subject to a substantial risk of forfeiture unless he or she makes an election to be taxed when the grant is made under Section 83(b) of the Code.

If our common stock is transferred pursuant to a stock grant to an eligible employee or outside director subject to a substantial risk of forfeiture and is non-transferable, all within the meaning of Section 83 of the Code, the eligible employee or outside director may elect under Section 83(b), within 30 days of the transfer of the stock, to recognize ordinary income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares, as determined without regard to the restrictions, over the consideration, if any, paid for the stock. If an eligible employee or outside director makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized a loss equal to the excess, if any, of the consideration, if any, paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If an election is made under Section 83(b) of the Code, the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of the shares, as determined on the date of transfer. On a disposition of the shares, an eligible employee or outside director will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares. Whether or not an election is made under Section 83(b) of the Code, we generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the eligible employee or outside director, in our taxable year in which the income is included in his or her gross income. The income recognized by an eligible employee will be subject to applicable withholding tax requirements.

Any dividends paid to an eligible employee or outside director on shares of our common stock subject to forfeiture are treated as ordinary income to each eligible employee and each outside director in the year received. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by each eligible employee and each outside director, subject to the limitations on deductibility contained in Section 162(m) of the Code.

Performance-Based Compensation — Section 162(m) Requirements

The Amended and Restated Incentive Plan is intended to satisfy the requirements under Section 162(m) of the Code to the extent the Committee determines that grants which satisfy such requirements are in the Company’s best interest.

New Plan Benefits

The awards that will be granted to eligible participants under the Amended and Restated Incentive Plan will be at the discretion of the Committee and, therefore, are not determinable at this time. The number of options and shares of stock granted to the NEOs for fiscal year 2007 are described in the 2007 Grants of Plan-Based Awards table on page 35.

The board of directors recommends a vote FOR approval of the Amended and Restated Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2007 about our common stock that may be issued under our 1993 Employee Stock Plan, Incentive Stock Plan and Shareholder Value Plan. As of December 31, 2007, there were outstanding stock grants subject to forfeiture for 119,361 shares which are not reflected in the table.

			(c)
		(b)	Number of Securities
	(a)	Weighted Average	Remaining Available for
	Number of Securities to	Exercise Price of	Future Issuance under Equity
	be Issued upon Exercise	Outstanding Options,	Compensation Plans
	of Outstanding Options,	Warrants and	(Excluding Securities Reflected
Plan Category	Warrants and Rights (#)	Rights ($)	in Column (a)) (#)

Equity compensation plans approved by security holders:
1993 Employee Stock Plan	958,095 (1)	$34.80	—
2003 Incentive Stock Plan	1,496,909 (1)	33.55	1,869,326 (2)
2002 Shareholder Value Plan	—	—	200,000 (3)

Total	2,455,004	34.03	2,069,326
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

Total	2,455,004	$34.03	2,069,326

(1)	The term for all outstanding options and SARs is ten years from the date of grant.

(2)	183,977 shares are available for issuance as stock grants.

(3)	The 200,000 shares will be eliminated from the Shareholder Value Plan effective upon the approval by the shareholders of the Amended and Restated Incentive Plan.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the SEC certain reports with respect to each such person’s beneficial ownership of our equity securities. Based solely upon a review of the reports furnished to the company, or written representations from reporting persons that all reportable transactions were reported, the company believes that during the fiscal year ended December 31, 2007 the company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

Shareholder Proposals

Pursuant to Rule 14a-8(e)(2) under the Exchange Act, a shareholder proposal submitted for inclusion in our proxy statement for the 2009 Annual Meeting must be received by us not less than 120 days before the anniversary of the date this proxy statement is released to shareholders in connection with the Annual Meeting. However, pursuant to such Rule, if the 2009 Annual Meeting is held on a date that is more than 30 days before or after such anniversary date, then a shareholder proposal submitted for inclusion in our proxy statement for the 2009 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2009 Annual Meeting.

The Annual Meeting this year is being held on October 16, 2008. Pursuant to the Agreement, the Company has agreed that the 2009 Annual Meeting will be held not later than June 30, 2009. As a result,

the 2009 Annual Meeting will be held more than 30 days prior to the anniversary date of this year’s Annual Meeting. While the board of directors has not fixed the date of the 2009 Annual Meeting, we believe it is likely that our proxy statement for the 2009 Annual Meeting will be printed and mailed in the early part of April 2009, and that a reasonable time prior to such printing and mailing is approximately four months prior to the anticipated mailing date. Accordingly, in order to be eligible to include a shareholder proposal in our proxy statement for the 2009 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, we must receive the proposal on or before December 5, 2008.

Under our bylaws, a shareholder is eligible to submit a shareholder proposal outside the processes of Rule 14a-8 if the shareholder is (1) of record based on the record date for determining shareholders entitled to vote at the annual meeting and (2) of record on the date the shareholder gives notice of the proposal to us. The shareholder also must provide timely notice of the proposal to us. To be timely under our bylaws, we must receive advance notice of the proposal not less than 90 nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting, regardless of any postponements, deferrals or adjournments of that annual meeting to a later date, provided however, if and only if the annual meeting is not scheduled to be held within a period that commences 25 days before such anniversary date and ends 25 days after such anniversary date, such shareholder’s notice must be delivered to us by the tenth day following the day on which the date of the annual meeting is publicly disclosed or notice of the annual meeting was mailed, whichever occurs first. Pursuant to the Agreement, the Company has agreed that the 2009 Annual Meeting will be held not later than June 30, 2009. As a result, the 2009 Annual Meeting will not be held within a period that commences 25 days before the anniversary date of this year’s Annual Meeting and ends 25 days after such anniversary date and in order for a shareholder’s notice of an intention to submit a proposal outside the processes of Rule 14a-8 to be timely under our bylaws, such notice must be delivered to us by the tenth day following our disclosure of the date of the 2009 Annual Meeting or notice of the 2009 Annual Meeting is mailed, whichever occurs first. Any shareholder proposal notice must comply with the provisions specified in our bylaws. In addition, in order for proposals submitted outside the processes of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the deadline date for shareholder proposals determined pursuant to our bylaws, as described above.

Shareholder proposals should be sent to:

Post Properties, Inc.
One Riverside
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327-3057
Attention: Corporate Secretary

Householding

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address unless such shareholders have notified us of their desire to receive multiple copies of the Proxy Statement. Upon oral or written request, we will promptly deliver a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

Shareholders residing at the same address and currently receiving only one copy of the Proxy Statement may contact us to request multiple copies in the future, and shareholders residing at the same address and currently receiving multiple copies of the Proxy Statement may contact us to request a single copy in the future. All such requests should be directed to our Corporate Secretary by mail to Post Properties, Inc., One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia, 30327-3057, or by phone at (404) 846-5000.

The board of directors knows of no other matters to be brought before the Annual Meeting.

By Order of the Board of Directors,

Sherry W. Cohen
Executive Vice President and Corporate Secretary

Atlanta, Georgia
September 12, 2008

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

The Company’s goal is that at least a majority of the Board of Directors will be independent. Each year, the Board of Directors will affirmatively determine whether a director is “independent” and will disclose these determinations in its annual proxy statement.

A director will not be considered independent if:

a) the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer , of the Company or any of its affiliates;

b) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company or any of its affiliates, other than excluded compensation;

c) (1) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (2) the director is a current employee of such a firm; (3) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (4) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s or any of its affiliates’ audit within that time;

d) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s or any of its affiliates’ present executive officers at the same time serves or served on that company’s compensation committee; and

e) the director is a current employee, or an immediate family member is a current executive officer, of any organization that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues (such payments and consolidated gross revenues to be measured based on reported figures for the last completed fiscal year).

For purposes of these guidelines, the terms:

•	“affiliate” means any entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the Board of Directors or comparable governing body of that entity;

•	“excluded compensation” means director and committee fees (including fees paid to the Chairman of the Board of Directors and the chairman of any committee of the Board of Directors) and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service; and

•	“immediate family” has the meaning set forth in Rule 303A.02 of the New York Stock Exchange, as amended from time to time.

A-1

APPENDIX B

AMENDED AND RESTATED
POST PROPERTIES, INC.
2003 INCENTIVE STOCK PLAN

		Page

§ 1. BACKGROUND AND PURPOSE		1
§ 2. DEFINITIONS		1
2.1	Affiliate	1
2.2	Board	1
2.3	Change Effective Date	1
2.4	Change in Control	1
2.5	Code	2
2.6	Committee	2
2.7	Director	2
2.8	Fair Market Value	2
2.9	ISO	2
2.10	Key Employee	2
2.11	1933 Act	2
2.12	1934 Act	2
2.13	Non-ISO	2
2.14	Option	2
2.15	Option Certificate	2
2.16	Option Price	3
2.17	Parent	3
2.18	Plan	3
2.19	Post	3
2.20	Rule 16b-3	3
2.21	SAR Value	3
2.22	Stock	3
2.23	Stock Grant	3
2.24	Stock Grant Certificate	3
2.25	Stock Appreciation Right	3
2.26	Stock Appreciation Right Certificate	3
2.27	Subsidiary	3
2.28	Ten Percent Shareholder	3
§ 3. SHARES RESERVED UNDER PLAN		3
3.1	Number of Shares	3
3.2	Adjustment	3
3.3	Use of Proceeds	4
§ 4. EFFECTIVE DATE		4
§ 5. COMMITTEE		4
§ 6. ELIGIBILITY AND GRANT CAPS		4
§ 7. OPTIONS		5
7.1	Committee Action	5
7.2	$100,000 Limit	5
7.3	Option Price	5
7.4	Payment	5
7.5	Exercise Period	5

		Page

§ 8. STOCK APPRECIATION RIGHTS		6
8.1	Committee Action	6
8.2	Terms and Conditions	6
8.3	Exercise	6
§ 9. STOCK GRANTS		7
9.1	Committee Action	7
9.2	Conditions	7
9.3	Dividends and Voting Rights	7
9.4	Satisfaction of Forfeiture Conditions	7
9.5	Section 162(m)	8
§ 10. NON-TRANSFERABILITY		8
§ 11. SECURITIES REGISTRATION		9
§ 12. LIFE OF PLAN		9
§ 13. ADJUSTMENT		9
13.1	Capital Structure	9
13.2	Corporate Transactions	10
13.3	Fractional Shares	10
§ 14. CHANGE IN CONTROL		10
§ 15. AMENDMENT OR TERMINATION		10
§ 16. MISCELLANEOUS		11
16.1	Shareholder Rights	11
16.2	No Contract of Employment	11
16.3	Withholding	11
16.4	Construction	11
16.5	Other Conditions	11
16.6	Rule 16b-3	11
16.7	Provision for Income Taxes	11

ii

§ 1.

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest of Post by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants to Key Employees and Directors in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock and (3) to provide each Key Employee or Director with a stake in the future of Post which corresponds to the stake of each of Post’s shareholders.

§ 2.

DEFINITIONS

2.1 Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with Post under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2 Board — means the Board of Directors of Post.

2.3 Change Effective Date — means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

2.4 Change in Control — means:

(a) a “change in control” of Post of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) of the Securities Exchange Act as in effect on the effective date of this Plan under § 4;

(b) a “person” (as that term is used in 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities representing 45% or more of the combined voting power for election of directors of the then outstanding securities of Post;

(c) the individuals who at the beginning of any period of two consecutive years or less (starting on or after the effective date of this Plan under § 4) constitute Post’s Board cease for any reason during such period to constitute at least a majority of Post’s Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of such Board then still in office who were members of such Board at the beginning of such period;

(d) the shareholders of Post approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of Post shall be changed, converted or exchanged into or for securities of another organization (other than a merger with a Post Affiliate or a wholly-owned subsidiary of Post) or any dissolution or liquidation of Post or any sale or the disposition of 50% or more of the assets or business of Post; or

(e) the shareholders of Post approve any reorganization, merger, consolidation or share exchange with another corporation unless (i) the persons who were the beneficial owners of the outstanding shares of the common stock of Post immediately before the consummation of such transaction beneficially own more than 60% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (ii) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in § 2.4(e)(i) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of Post common stock immediately before the consummation of such transaction, provided (iii) the percentage described in § 2.4(e)(i) of the beneficially owned shares of the successor or survivor corporation and the number described in § 2.4(e)(ii) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of Post by the persons described in § 2.4(e)(i) immediately before the consummation of such transaction.

2.5 Code — means the Internal Revenue Code of 1986, as amended.

2.6 Committee — means the Executive Compensation and Management Development Committee of the Board or, if all of the members of the Executive Compensation and Management Development Committee do not come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code, a subcommittee of the Executive Compensation and Management Development Committee which shall have at least 2 members, each of whom shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

2.7 Director — means any member of the Board who is not an employee of Post or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of Post.

2.8 Fair Market Value — means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with § 2.8(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.9 ISO — means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

2.10 Key Employee — means an employee of Post or any Subsidiary or Parent or Affiliate designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of Post.

2.11 1933 Act — means the Securities Act of 1933, as amended.

2.12 1934 Act — means the Securities Exchange Act of 1934, as amended.

2.13 Non-ISO — means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

2.14 Option — means an ISO or a Non-ISO which is granted under § 7.

2.15 Option Certificate — means the written document which sets forth the terms and conditions of an Option granted under this Plan.

2

2.16 Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.17 Parent — means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of Post.

2.18 Plan — means this Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan as effective on October 16, 2008 and as amended from time to time thereafter or, where the context requires, the Post Properties, Inc. 2003 Incentive Stock Plan as in effect before October 16, 2008.

2.19 Post — means Post Properties, Inc. and any successor to Post Properties, Inc.

2.20 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.21 SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.22 Stock — means the $0.01 par value common stock of Post.

2.23 Stock Grant — means Stock granted under § 9.

2.24 Stock Grant Certificate — means the written document which sets forth the terms and conditions of a Stock Grant.

2.25 Stock Appreciation Right — means a right to receive the appreciation in a share of Stock which is granted under § 8.

2.26 Stock Appreciation Right Certificate— means the written document which sets forth the terms and conditions of a Stock Appreciation Right which is not granted to a Key Employee as part of an Option.

2.27 Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of Post.

2.28 Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either Post, a Subsidiary or Parent.

§ 3.

SHARES RESERVED UNDER PLAN

3.1 Number of Shares.  The number of shares of Stock reserved and available for issuance under this Plan on or after October 16, 2008 shall (subject to § 13) equal the number of shares of Stock which were available for issuance under the Plan as in effect on January 1, 2008 plus an additional 1,600,000 shares of Stock, all subject to adjustment pursuant to § 3.2. Such shares of Stock shall be reserved to the extent that Post deems appropriate from authorized but unissued shares of Stock, from shares of Stock which have been reacquired by Post and any other shares of Stock which are held as treasury shares by Post.

3.2 Adjustment  The total number of shares of Stock reserved and available for issuance under § 3.1 shall be reduced (1) by 2.7 shares for each share of Stock issued on or after January 1, 2008 pursuant to a Stock Grant, (2) by one share for each share of Stock issued on or after January 1, 2008 pursuant to the exercise of an Option and (3) by one share of Stock for each share of Stock with respect to which a Key Employee’s or Director’s right to appreciation under a Stock Appreciation Right is based

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if such appreciation is paid through the issuance of any shares of Stock on or after January 1, 2008 under this Plan (rather than by one share for each share of Stock issued to effect such payment); provided, however, if a share of Stock issued on or after January 1, 2008 pursuant to a Stock Grant is forfeited, the number of shares of Stock available for issuance under this Plan on and after January 1, 2008 shall be increased by 2.7 shares for each forfeited share of Stock issued pursuant to such Stock Grant. Finally, any shares of Stock used on or after January 1, 2008 to satisfy a tax withholding obligation shall be treated as issued and shall reduce the number of shares available for issuance under this Plan pursuant to this § 3.2 based on whether the withholding relates to a Stock Grant, an Option or a Stock Appreciation Right.

3.3 Use of Proceeds.  The proceeds which Post receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of Post.

§ 4.

EFFECTIVE DATE

This Plan as amended and restated shall be effective as of October 16, 2008 if the shareholders of Post approve the amendment and restatement of this Plan at Post’s annual meeting on October 16, 2008. If the shareholders of Post fail to approve such amendment and restatement at such annual meeting, this Plan as in effect on October 15, 2008 shall remain in full force and effect.

§ 5.

COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on Post, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action.

§ 6.

ELIGIBILITY AND GRANT CAPS

Only Key Employees who are employed by Post or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Key Employees and Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants under this Plan. However, no Key Employee in any calendar year shall be granted an Option to purchase (subject to § 13) more than 500,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 500,000 shares of stock unless such grant is made in connection with the initial employment of an individual or the Committee in its discretion determines that exceeding such grant caps is in Post’s best interest. Finally, no more than 500,000 shares of Stock (subject to § 13) shall be issued pursuant to a Stock Grant made to any Key Employee in any calendar year unless such grant is made in connection with the initial employment of an individual or the Committee in its discretion determines that exceeding such grant cap is in Post’s best interest.

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§ 7.

OPTIONS

7.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and to Directors under this Plan from time to time to purchase shares of Stock, but the Committee shall not have the right to reprice, replace, regrant through a cancellation or otherwise modify or make a cash payment with respect to any outstanding Options (except in connection with an event described in § 13) without the approval of Post’s shareholders if the effect of such action would be to directly or indirectly reduce the Option Price under any such outstanding Options. Each grant of an Option to a Key Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO.

7.2 $100,000 Limit.  No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.3 Option Price.  The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

7.4 Payment.  The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid through any cashless exercise procedure which is acceptable to the Committee or its delegate. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

7.5 Exercise Period.  Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1)	the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2)	the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

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§ 8.

STOCK APPRECIATION RIGHTS

8.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option. However, the Committee shall not have the right to reprice, replace, regrant through a cancellation or otherwise modify or make a cash payment with respect to the SAR Value for any outstanding Stock Appreciation Right grant (except in connection with an event described in § 13) without the approval of Post’s shareholders if the effect of such action would be to directly or indirectly reduce the SAR Value under any such outstanding Stock Appreciation Right grant

8.2 Terms and Conditions.

(a) Stock Appreciation Right Certificate.  If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b) Option Certificate.  If a Stock Appreciation Right is evidenced by an Option Certificate, the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

8.3 Exercise.  A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from Post in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

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§ 9.

STOCK GRANTS

9.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees and to Directors. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Key Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.

9.2 Conditions.

(a) Conditions to Issuance of Stock.  The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by Post pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.

(b) Forfeiture Conditions.  The Committee acting in its absolute discretion may make Stock issued in the name of a Key Employee or Director subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such forfeiture condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key Employee’s or a Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Stock Grant shall be unavailable under § 3 after such grant is effective unless such share thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under § 3 as of the date of such forfeiture.

9.3 Dividends and Voting Rights.  If a cash dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, Post shall pay such cash dividend directly to such Key Employee or Director. If a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the related Stock Grant, and a Key Employee’s or a Director’s interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee or a Director also shall have the right to vote the Stock issued under his or her Stock Grant during such period.

9.4 Satisfaction of Forfeiture Conditions.  A share of Stock shall cease to be subject to the conditions, if any, of a Stock Grant at such time as a Key Employee’s or a Director’s interest in such Stock becomes non-forfeitable under this Plan, and such share (whether in paper form or direct registration form) shall be transferred to the Key Employee or Director as soon as practicable thereafter.

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9.5 Section 162(m).

(a) General. The Committee shall (where the Committee under the circumstances deems in Post’s best interest) either (1) make Stock Grants to Key Employees subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Stock Grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) make Stock Grants to Key Employees under such other circumstances as the Committee deems likely to result in an income tax deduction for Post with respect to such Stock Grant. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and no change may be made to a performance goal after the goal has been set.

(b) Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) Post’s return on capital costs or increases in return on capital costs, (2) Post’s total earnings or the growth in such earnings, (3) Post’s consolidated earnings or the growth in such earnings, (4) Post’s earnings per share or the growth in such earnings, (5) Post’s net earnings or the growth in such earnings, (6) Post’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) Post’s earnings before interest and taxes or the growth in such earnings, (8) Post’s consolidated net income or the growth in such income, (9) the value of Post’s Stock or the growth in such value, (10) Post’s Stock price or the growth in such price, (11) Post’s return on assets or the growth on such return, (12) Post’s cash flow or the growth in such cash flow, (13) Post’s total shareholder return or the growth in such return, (14) Post’s expenses or the reduction of such expenses, (15) Post’s growth in rent or in units rented, (16) Post’s overhead ratios or changes in such ratios, (17) Post’s funds from operations or the growth in Post’s funds from operations, or (18) Post’s economic value added or changes in such value added. The Committee may express any goal in alternatives, such as including or excluding (a) any acquisitions or dispositions, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) any event either not directly related to the operations of Post or not within the reasonable control of Post’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

(c) Determinations. When the Committee determines whether a performance goal has been satisfied for any period, the Committee where the Committee deems appropriate may make such determination using any of the alternatives related to such goal when the goal was set by the Committee. The Committee also may take into account any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of Post, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting Post, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine reasonable and appropriate under the circumstances (including, without limitation, any factors that could result in Post paying non-deductible compensation to a Key Employee).

§ 10.

NON-TRANSFERABILITY

No Option, Stock Grant or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by a Key Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director. The person or persons to whom an Option or Stock Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Key Employee or Director.

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§ 11.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Key Employee or Director shall, if so requested by Post, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by Post, shall deliver to Post a written statement satisfactory to Post to that effect. Furthermore, if so requested by Post, the Key Employee or Director shall make a written representation to Post that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to Post an opinion in form and substance satisfactory to Post of legal counsel satisfactory to Post that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of Post bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to Post of legal counsel satisfactory to Post that such registration is not required.

§ 12.

LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant made under this Plan on or after the earlier of

(1)	October 16, 2018, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2)	the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.

ADJUSTMENT

13.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved for issuance under § 3, the grant caps described in § 6, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants granted under this Plan shall be adjusted by the Committee in an equitable manner (after taking into account the requirements of § 409A of the Code) to reflect any change in the capitalization of Post which is not part of a corporate transaction described in § 424 of the Code, including, but not limited to, such changes as stock dividends, large non-recurring cash dividends, rights offerings, stock splits or spin offs, all without the approval of Post’s shareholders unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are then traded.

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13.2 Corporate Transactions. The Committee as part of any corporate transaction described in § 424(a) of the Code shall adjust (in any manner which the Committee in its discretion deems equitable and consistent with § 409A and § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3 and the annual grant caps described in § 6 and, further, shall adjust (in any manner which the Committee in its discretion deems equitable and consistent with § 409A and § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to outstanding Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, all without the approval of Post’s shareholders unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are then traded. The Committee in addition shall have the right (in any manner which the Committee in its discretion deems equitable and consistent with § 409A and § 424(a) of the Code and without regard to the annual grant caps described in § 6 of this Plan) to make any Stock Grants and Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, stock grants and option and stock appreciation right grants previously made by any other corporation to the extent that a corporate transaction described in § 424(a) of the Code calls for such substitution or assumption of such stock grants and stock option and stock appreciation right grants.

13.3 Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14.

CHANGE IN CONTROL

If there is a Change in Control of Post, then as of the Change Effective Date for such Change in Control any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants on such date automatically shall be deemed satisfied in full as of such Change Effective Date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights and Stock Grants after providing each Key Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants.

§ 15.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the shareholders of Post to the extent such approval is required under § 7.1 or § 8.1 or under applicable law or under the rules and regulations of the stock exchange on which shares of Stock are actively traded and (2) no amendment shall be made to § 14 on or after the date of any Change in Control which might

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adversely affect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (x) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (y) there is a dissolution or liquidation of Post or a transaction described in § 13 or § 14.

§ 16.

MISCELLANEOUS

16.1 Shareholder Rights. No Key Employee or Director shall have any rights as a shareholder of Post as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Key Employee or Director. Subject to § 9.3, a Key Employee’s or a Director’s rights as a shareholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.

16.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

16.3 Withholding. Each Option, Stock Appreciation Right and Stock Grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which Post determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant issued in the name of the Key Employee or Director. The Committee also shall have the right to provide in an Option Certificate, Stock Appreciation Right Certificate or a Stock Grant Certificate that a Key Employee or Director may elect to satisfy such minimum statutory federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

16.4 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Finally, each term set forth in § 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

16.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that a Key Employee or Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by Post, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by Post.

16.6 Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

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16.7 Provision for Income Taxes. The Committee acting in its absolute discretion shall have the power to authorize and direct Post to pay a cash bonus (or to provide in the terms of a Stock Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate for Post to make such payment) to a Key Employee or Director to pay all, or any portion of, his or her federal, state and local income tax liability which the Committee deems attributable to his or her exercise of an Option or Stock Appreciation Right or his or her interest in the shares of Stock issued under his or her Stock Grant becoming non-forfeitable and, further, to pay any such tax liability attributable to such cash bonus.

IN WITNESS WHEREOF, Post has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan as amended and restated effective October 16, 2008.

POST PROPERTIES, INC.

By:

Date:

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Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on October 14, 2008. Vote by Internet · Log on to the Internet and go to www.investorvote.com/PPS · Follow the steps outlined on the secured website. Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. · Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3.
1. Election of Directors: For Withhold For Withhold For Withhold 01 — Robert C. Goddard, III 04 — Douglas Crocker II 07 — David R. Schwartz 02 — David P. Stockert 05 — Walter M. Deriso, Jr. 08 — Stella F. Thayer 03 — Herschel M. Bloom 06 — Russell R. French 09 — Ronald de Waal
2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accountants for 2008.
For Against Abstain
3. To approve the Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan.
For Against Abstain
4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
B Non-Voting Items
Change of Address — Please print new address below.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name or names appear hereon. For more than one owner, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If submitted by a partnership, please sign in the partnership’s name by an authorized person.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — Post Properties, Inc. 401(k)
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON OCTOBER 16, 2008
This proxy is for the shares associated with your Post Properties, Inc. 401(k) Plan account.
The undersigned hereby appoints David P. Stockert and Sherry W. Cohen, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Post Properties, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders, or at any adjournment or postponement thereof. The Annual Meeting will be held on October 16, 2008, at 2:00 p.m., local time, at One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, and will vote on the matters described in both and upon any other business that may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND, IN THE DISCRETION OF MR. STOCKERT AND/OR MS. COHEN, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on October 16, 2008. Vote by Internet · Log on to the Internet and go to www.investorvote.com/PPS · Follow the steps outlined on the secured website. Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. · Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3.
1. Election of Directors: For Withhold For Withhold For Withhold
01 — Robert C. Goddard, III 04 — Douglas Crocker II 07 — David R. Schwartz 02 — David P. Stockert 05 — Walter M. Deriso, Jr. 08 — Stella F. Thayer 03 — Herschel M. Bloom 06 — Russell R. French 09 — Ronald de Waal
2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accountants for 2008. For Against Abstain
3. To approve the Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan. For Against Abstain
4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
B Non-Voting Items Change of Address — Please print new address below.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name or names appear hereon. For more than one owner, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If submitted by a partnership, please sign in the partnership’s name by an authorized person.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — Post Properties, Inc.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON OCTOBER 16, 2008
The undersigned hereby appoints David P. Stockert and Sherry W. Cohen, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Post Properties, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders, or at any adjournment or postponement thereof. The Annual Meeting will be held on October 16, 2008, at 2:00 p.m., local time, at One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, and will vote on the matters described in both and upon any other business that may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND, IN THE DISCRETION OF MR. STOCKERT AND/OR MS. COHEN, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.